CODE OF ETHICS

Including Statements of Policy on

Insider Trading and Personal Securities Trading

Effective September 2024

Systematic Financial Management, LP

300 Frank W. Burr Blvd.

Glenpointe East, 7th Floor

Teaneck, New Jersey 07666

201-928-1982

Letter from the Management Committee

One of Systematic Financial Management’s (“Systematic” or the “Firm”) most valuable assets is our reputation for acting with honesty, integrity, high ethical standards and fairness. The Firm values this reputation and is committed to placing the interests of our clients first.

Systematic and its employees owe a fiduciary duty to our clients that requires each of us to place the interests of our clients ahead of our own interests. Avoiding potential conflicts of interest is a critical component of this fiduciary duty. Accordingly, you must avoid activities, interests and relationships that could interfere with making decisions in the best interest of the Firm’s clients. Please bear in mind a conflict of interest can arise regardless of the employee’s motivation and need not result in a financial loss to our clients.

Systematic’s Code of Ethics (the “Code”), in conjunction with Systematic’s Compliance Manual and Employee Handbook, sets forth the rules, regulations and standards of conduct for Systematic’s employees. The Code, Compliance Manual and Employee Handbook, as well as the policies embodied therein, are designed to help ensure that we conduct our business ethically and consistent with our fiduciary duties by precluding circumstances giving, or appearing to give, rise to conflicts of interest, insider trading or unethical business conduct. The Code prohibits certain activities and requires disclosure of personal investments and related business activities of all executives, officers and employees. Although this Code cannot possibly address all situations in which conflicts may arise, it does set forth Systematic’s policy regarding conduct in those situations most likely to cause conflicts. It also provides guidelines for employees to operate with the highest degree of honesty and integrity in the Firm’s dealings.

This Code bears the approval of the Firm’s Management Committee and applies to all Systematic employees. It also incorporates the Insider Trading Policy and Procedures of Systematic’s institutional partner, Affiliated Managers Group, Inc. (“AMG”). These policies and procedures are included as Exhibit A hereto.

Systematic’s reputation is a direct reflection of the conduct of each and every one of us. Basic honesty and integrity, as well as good judgment and sensitivity to other’s perceptions of Systematic, are among the Firm’s core values. We are confident that our executives, officers and employees will strive to uphold these values, which are reflective of an industry leader and a successful workplace.

Systematic Financial Management, L.P.

Code of Ethics

I.	General Principles and Standard of Conduct			4

	A.	Compliance with Laws, Rules and Regulations		4

	B.	Honest and Ethical Conduct and Avoidance of Improper Conflicts of Interest		5

II.	Statement of Policy on Insider Trading			6

	A.	General Statement of Policy		6

	B.	What is Insider Trading		6

	C.	Penalties and Sanctions for Insider Trading		7

	D.	Procedures for Avoiding Insider Trading		8

	E.	Unauthorized Disclosure		9

	F.	AMG’s Insider Trading Policy and Procedures		9

III.	Personal Securities Trading Policy			10

	A.	General Statement of Policy		10

	B.	Who Must Comply with the Personal Trading Policy		11

	C.	Personal Securities Trading Restrictions		12

		1.	Securities in Common or Preferred Stock	12

		2.	Initial Public Offerings	12

		3.	Single-Stock ETFs	12

		4.	Exercise of Rights Offerings on Securities Held	12

		5.	Cryptocurrency	12

		6.	Private Placements (including Hedge Funds)	13

		7.	Discretionary Third-Party managed Account Requirements	13

		8.	Employee Stock Purchase Plans and Employee Stock Option Plans	15

		9.	Investment Clubs	16

	D.	Pre-Clearance Requirements		16

	E.	General Trading and Other Requirements		17

	F.	Exceptions to the Personal Trading Policy		18

	G.	Reporting		18

	H.	Monitoring of Personal Securities Transactions		21

IV.	Policies Related to Other Business Conduct			22

	A.	Confidentiality		22

	B.	Fair Dealing		23

	C.	Gifts & Business Entertainment		23

	D.	Political Contributions		23

	E.	Outside Investment Advisory Services	24

	F.	Transactions with Investment Advisory Clients	24

	G.	Receipt of Brokerage Discounts	24

	H.	Outside Business Activities Procedures	24

	I.	Other Business Activities	27

	J.	Miscellaneous Provisions	28

V.	Violations, Sanctions and Penalties		30

VI.	Receipt of Code and Compliance Certification		31

Exhibit A – Affiliated Managers Group, Inc. Insider Trading Policy and Procedures			32

Exhibit B – Examples of Beneficial Ownership			41

Exhibit C – Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements			42

Exhibit D – MCO Direct Data Feeds			45

Exhibit E – Affiliate Funds			46

Exhibit F – Definitions			51

I.	General Principles and Standards of Business Conduct

Systematic Financial Management, L.P. is committed to promoting integrity and acting in accordance with the highest standards of ethical conduct. These values provide the foundation for trusting business relationships, which are fundamental to Systematic’s success. Our reputation is a product of our executives, officers’ and employees’ personal integrity and the Firm’s dedication to:

●	Honesty in communications, both within the Firm and with our suppliers and clients;

●	Maintaining and protecting the Firm’s and our clients’ confidential information and trade secrets;

●	Providing first-class quality service to our clients;

●	Responsibility for our words and actions;

●	Compassion in our relationships with our employees and the communities affected by our business;

●	Fairness to our fellow employees, clients and suppliers through compliance with all applicable laws and regulations; and

●	Respect for our fellow employees, clients and suppliers, including a willingness to solicit their opinions and value their feedback.

Furthermore, executive, officer and employee should remain committed to the following general fiduciary principles, which underlie the obligations imposed by this Code:

●	At all times, place the interests of Investment Advisory Clients before his or her personal interests;

●

Conduct all personal Securities transactions in a manner consistent with this Code, in an effort to avoid any actual, or potential, conflicts of interest or an abuse of a position of trust and responsibility;

●	Not take any inappropriate advantage of any employees’ or Systematic’s relationship with any Investment Advisory Client;

●	Maintain, in strict confidence, information concerning any and all Investment Advisory Clients’ Security holdings, Personally Protected Information (PII), and financial circumstances;

●	Acknowledge that independence in the investment decision-making process is paramount; and

●

Promptly report any potential violations of this Code or any applicable law, rule or policy, or other potential wrongdoing, including “apparent” or “suspected” violations, promptly to the Chief Compliance Officer (“CCO”).

The general principles discussed in this Section govern all conduct, whether or not this Code more specifically addresses such conduct. As addressing all possible situations in which conflicts may arise is impossible, this Code sets forth the Firm’s policy regarding conduct in those situations most likely to give rise to conflicts.

Failure to comply with this Code may result in disciplinary action, up to and including termination of employment.

A.	Compliance with Laws, Rules and Regulations

As a registered investment adviser, Systematic is subject to regulation by the Securities and Exchange

Commission (“SEC”), and compliance with federal, state and local laws. Systematic insists on strict compliance with the spirit and the letter of these laws and regulations and, likewise, expects all executives, officers, and employees to comply with all laws, rules and regulations applicable to the Firm’s operations and business. When in doubt, executives, officers, and employees should seek guidance from the Compliance Department regarding the applicability of any law, rule or regulation to any contemplated course of action. Accordingly, Systematic encourages all employees to keep the following rule of thumb in mind:

“Always ask first, act later – if you are unsure of what to do in any situation, seek guidance before you act.”

Additionally, the Firm holds periodic information and training sessions to promote compliance with laws, rules and regulations, including insider trading laws. The information provided at these training sessions, as well as this Code and the Compliance Manual, is also a resource for the Firm’s guidelines and policies with respect to specific laws and regulations.

B.	Honest and Ethical Conduct and Avoidance of Improper Conflicts of Interest

Systematic requires every executive, officer, and employee to act honestly and ethically. This broad requirement includes acting in what a reasonable person would believe to be in the Firm’s best interest and reporting material facts honestly to, and not misleading or concealing material facts from, the Firm’s Management Committee. Each executive, officer or employee must adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual or apparent conflicts of interest.

A “conflict of interest” occurs when an executive, officer or employee’s personal interest conflicts or interferes with the interests of the Firm, with his or her professional obligations to the Firm or with the interests of its Investment Advisory Clients. Conflicts of interest can arise when an executive, officer or employee pursues interests that prevent the objective and effective performance of his or her duties for the Firm or an Investment Advisory Client. An executive’s, officer’s, employee’s or family member’s receipt of personal gifts or other benefits in connection with his or her position with Systematic may also give rise to a conflict of interest.

Conflicts of interest are not always evident. In no event, however, shall investment in any Security made in accordance with the Firm’s Policy on Personal Securities Transactions be considered a conflict of interest with the Firm. Executives, officers and employees should immediately consult with senior levels of management or legal counsel if they are uncertain whether a situation may create a conflict of interest. Individuals must immediately disclose any actual or apparent conflict of interest to the CCO and refrain from any action until the CCO deems the conflict resolved.

II.	Statement of Policy on Insider Trading

A.	General Statement of Policy

It is illegal for any person, either personally or on behalf of others, to trade in Securities on the basis of material, non-public information. It is also illegal to communicate (or “tip”) material, non-public information to others who may trade in Securities on the basis of that material, non-public information. These illegal activities are commonly referred to as “insider trading.”

Systematic’s Statement of Policy on Insider Trading (the “Statement”) prohibits insider trading by Systematic’s Access Persons, each of whom must comply with this Statement at all times, including while performing their Firm duties and acting outside the scope of such duties. This Statement’s purpose is to satisfy certain requirements of applicable Securities laws, including the Insider Trading and Securities Fraud Enforcement Act of 1988, as well as to preserve Systematic’s reputation for integrity and ethical conduct.

Systematic prohibits all Access Persons from trading, either personally or on behalf of others, based upon material, non-public information or communicating material, non-public information to others in violation of Section 204A of the Investment Advisors Act of 1940 (“Advisers Act”). Unless or until an Access Person determines that information received concerning a company is public, non-material, or both, the Access Person should refrain from trading. The Access Person should also refrain from disclosing the information to others, including family, relatives, business or social acquaintances, except for legitimate business reasons. If an Access Person is unsure whether information received is material and non-public, he or she should contact the CCO prior to divulging the information, making recommendations or trading.

B.	What is Insider Trading?

Federal Securities Laws do not define the term “insider trading,” but the term generally refers to trading in Securities (whether or not one is an “insider”) upon becoming aware of material, non-public (“inside”) information or communicating material, non-public information to others.

Although the law concerning insider trading is not static, it is generally understood to prohibit:

●	Trading by an insider who is aware of material, non-public information;

●

Trading by a non-insider who is aware of material, non-public information if the information was either disclosed to the non-insider in violation of an insider’s duty of confidentiality or misappropriated; and

●	Communicating material, non-public information to others (so called “tipping”) under circumstances where a reasonable investor would expect another to trade Securities based upon such information.

Who is an Insider?

The concept of “insider” broadly includes a company’s officers, directors and employees who possess material, non-public information about the company and have a duty to the company to keep such information confidential. In addition, a “temporary insider” is a person who enters into a special relationship with a company, is given access to information to fulfill a duty to the company and is expected by the company to keep such information confidential.

What is Material Information?

Trading on insider information is not illegal unless the information is both material and non-public. “Material” information is generally defined as information a reasonable investor would likely consider important when making an investment decision or information reasonably certain to have a substantial impact on the price of a company’s Securities, regardless of whether the information is directly related to the company’s business. Material information includes, but is not limited to:

●	Unannounced securities information, including, for example, dividend changes, public or private sales of additional securities, defaults, calls of securities for redemption or repurchase plans;

●	Unannounced earnings and financial results;

●	Changes in previously released earnings estimates or other financial forecasts, including, for example, auditors’ reports;

●	Proposed issuances of Securities;

●	Merger or acquisition proposals or agreements, or other events giving rise to a change in control;

●	Significant litigation, including, for example, bankruptcies;

●	Financial liquidity problems;

●	Government investigations;

●	Extraordinary management developments; and

●	Significant changes in operations, including, for example, new product plans, major supplier changes or government approvals.

What is Non-Public Information?

Information is considered non-public until it is publicly disclosed. Where circumstances indicate that information received about a company is not yet in general circulation, the information should be considered non-public. As a general rule, one should be able to identify some fact substantiating that the information is widely available. For example, publication of the information in The Wall Street Journal or another major news publication, a company’s formal release of information to the press or information found in a report filed with the SEC may indicate that the information is public. In circumstances where the information appears publicly known, but verifying the information’s widespread dissemination is difficult, one should allow at least 24 hours before trading on or sharing the information to determine whether the general marketplace is, in fact, privy to the information.

What transactions are prohibited as “insider trading”?

A company’s executive, officer or employee, or another executive, officer, or employee of Systematic may inadvertently disclose material non-public information. Persons with whom a company has a business relationship, such as an investment banker, may also inadvertently disclose such information to a Systematic. Should an executive, officer, or employee of Systematic become aware of the receipt or disclosure of material non-public information, he or she should immediately report the facts to the CCO to determine the appropriate course of action.

An Access Person may learn material non-public information about Systematic or its affiliates, as well as about any company in the course of employment with the Systematic. When an Access Person receives material non-public information about any company, the Access Person and his or her Immediate Family is prohibited from the following for as long as the information remains material non-public:

●

Trading or recommending trades in that company’s Securities (including trading in options, puts and calls for that company’s Securities or other derivative Securities based on that company’s Securities);

●	Having others trade on the Access Person’s or Systematic’s behalf in that company’s Securities or other derivative Securities based on that company’s Securities; and

●	Disclosing the information to anyone else who then may trade based on the material, non-public information.

The Firm reserves the right to preclude Securities transfers by any Access Person in its discretion, including under circumstances where the proposed transferee may be in possession of material non-public information.

C.	Penalties and Sanctions for Insider Trading

The consequences of and penalties for insider trading are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below, even if he or she does not personally benefit from the violation (for example, where the person tipped another):

●	Civil injunctions;

●	Private civil damage actions;

●	Jail sentences;

●	Disgorgement of profits (or the amount of losses avoided, plus statutory interest);

●

Civil penalties for the person who committed the violation of up to three times the profit gained, or loss avoided, whether or not the person actually benefited (for example, where the person tipped-off another);

●	Criminal fines for the insider;

●	Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided; and

●	Criminal fines for the employer or other controlling persons.

Any violation of the Insider Trading Policy by a Systematic executive, officer or employee may result in serious sanctions by the Firm. Immediately upon learning of a potential insider trading violation, the CCO shall prepare a written report to the Management Committee, which report shall provide full details and recommendations for further action, including, without limitation, reprimands, demotions, monetary penalties, suspensions, dismissal or reporting to the regulatory authorities.

D.	Procedures for Avoiding Insider Trading

Systematic has established the following procedures to aid the Firm’s executive, officers, and employees in avoiding insider trading. Every executive, officer and employee of the Firm must follow these procedures or risk sanctions, including dismissal, substantial personal liability, and criminal penalties. Employees should promptly address any questions regarding these procedures, to the CCO.

Identifying Inside Information

Before trading for yourself or others, including for accounts managed by the Firm, in the Securities of any company about which you may have potential inside information, ask yourself the following questions:

a.

Is the information material? Is this information an investor would consider important in making his or her investment decisions? Is this information that could affect the market price of the Securities if generally disclosed?

b.

Is this information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace? By what means has the information been publicly disclosed and broadly disseminated?

If, after considering the above, you believe the information is material and non-public, you are uncertain as to whether the information is inside information, or you have any related questions regarding the information, you should:

●	Immediately report the matter to the CCO;

●	Refrain from purchasing or selling the Securities on behalf of yourself or others; and,

●	Refrain from communicating the information outside the Firm or to other executives, officers, or employees of the Firm, except to the CCO as previously instructed.

After the CCO reviews the relevant facts and circumstances, and consults with counsel as appropriate, she will instruct you as to whether you may trade and/or communicate the information.

Restricting Access to Material, Non-Public Information

Should you identify information as material and non-public, you may not communicate the information to anyone inside or outside the Firm, except as provided in part (i) above. In addition, you should take care to secure the information by, for example, providing all files containing material, non-public information to the Compliance Department for storage in a secure environment, such as a locked cabinet or restricted access electronic file.

i.	Resolving Issues Concerning Insider Trading

You must discuss any unresolved questions concerning the applicability or interpretation of the foregoing Statement or the propriety of any action with the CCO before trading or communicating potentially inside information to anyone.

ii.	Responsibility Upon Leaving the Firm

If you leave the Firm, you must maintain the confidentiality of all non-public information until it is publicly disclosed and you may not take any confidential materials with you upon your departure.

E.	Unauthorized Disclosure

As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines and punishment. Therefore, you should not discuss material, non-public information about the Firm or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular job responsibilities.

Also, it is important that only specifically designated representatives of AMG, its affiliates and subsidiaries discuss AMG and its affiliates and subsidiaries with the news media, Securities analysts and investors. Executives, officers and employees of Systematic should refer all inquiries regarding AMG or its affiliates to the CCO.

F.	AMG’s Insider Trading Policy and Procedures

All Access Persons of Systematic are Covered Persons as defined by the Affiliated Managers Group, Inc. Insider Trading Policy and Procedures (the “AMG Insider Trading Policy”) and are, therefore, subject to the AMG Insider Trading Policy. Generally, the AMG Insider Trading Policy restricts the periods in which Covered Persons (and, in some cases, persons who were formerly Covered Persons) may trade in AMG’s Securities, requires Covered Persons to receive pre-clearance by an officer of AMG of any proposed trades, requires post-trade reporting by Covered Persons and imposes certain other restrictions. AMG reserves the right, at any time, to apply the AMG Insider Trading Policy and the restrictions thereunder to additional persons who have or may have access to material, non-public information concerning AMG, its Affiliates and subsidiaries.

All executives, officers, and employees of Systematic are subject to the AMG Insider Trading Policy, which is attached hereto as Exhibit A and incorporated by reference herein. Your failure to observe the AMG Insider Trading Policy could have significant legal ramifications and other serious consequences, including the termination of your employment.

III.	Personal Securities Trading Policy

A.	General Statement of Policy

Due to the nature of Systematic’s business and its fiduciary responsibility to clients, the Firm must guard against potential conflicts of interest and illegal insider trading with respect to its executives’, officers’, and employees’ personal Security transactions. Systematic’s Personal Securities Trading Policy (the “Policy”) sets forth procedures designed to aid the Firm in complying with the federal securities laws and Rule 204A-1 promulgated by the SEC pursuant to Section 204A of the Advisers Act. This Code also accommodates Rule 17j-1 promulgated by the SEC pursuant to Section 17(j) of the Investment Company Act of 1940 Act (“Investment Company Act”), as amended.

In general, Rules 204A-1 and 17j-1 impose an obligation on registered investment advisers, including those that advise or sub-advise registered investment companies, to adopt a written Code of Ethics addressing the Securities activities of certain executives, officers and employees. Accordingly, Systematic has designed this Code to help ensure that the Firm’s executives, officers and employees who have access to clients’ portfolio Securities activities do not use, whether intentionally or unintentionally, such information for a personal benefit and/or to a client’s detriment.

Access Persons must be aware that personal Securities transactions, particularly those of Portfolio Managers, raise several concerns that are most easily resolved by such executives, officers or employees not actively personally trading in Securities similar to those traded by Systematic for its Investment Advisory Clients. Accordingly, the Firm generally prohibits personal Securities transactions by Access Persons and their Immediate Family in common and preferred stocks and other Securities, as detailed in Exhibit C of this Code. However, Access Persons and their Immediate Family may participate in certain non-discretionary, broadly diversified investment vehicles identified in Exhibit C, which permissible investments include mutual funds, closed-end funds and index or Exchange-Traded Fund (“ETF”) Securities. Single-stock ETF’s however are not broadly diversified and are not permissible investments under the Personal Trading Policy. If this Policy or Exhibit C does not contemplate a particular investment, Access Persons must contact the CCO to inquire whether the investment is permissible prior to acquiring any interest.

MyComplianceOffice

Systematic utilizes MyComplianceOffice “MCO” to manage Employee disclosures, Employee personal Trading activity, and other reporting requirements. MCO is an automated, cloud-based technology providing employee-monitoring tasks including personal trade monitoring, management of certifications, disclosures, and other compliance activities. All related reporting and approval forms are located on the MCO portal. Employees may access the portal by going to the MCO icon on their navigation bar or via office.com/apps/MyComplianceOffice.com

Questionnaires:

In addition to tracking employee personal securities trading activity, employees will access and complete Systematic’s Initial New Employee Questionnaire, Quarterly Compliance Questionnaire and Annual Questionnaire via MCO.

Pre-clearance Forms:

Employees may also access the following requisite pre-approval forms via MCO:

●	Personal Trade Pre-Clearance Form

●	Private Placement Pre-Clearance Form

●	Third Party Discretionary Managed Account Pre-Clearance Form

●	Outside Business Activity Pre-Clearance Form

●	Gifts/Business Entertainment Received Pre-Clearance Form

●	Gifts/Business Entertainment Given Pre-Clearance Form

●	Political Contribution Pre-Clearance Form

●	Donations/Sponsorship Pre-Clearance Form

●	Soft Dollar Service Pre-Clearance Form

Compliance Policies and Related Documents:

The following policies and procedures and related documents can also be easily accessed in MCO:

●	Code of Ethics

○	AMG Insider Trading Policies and Procedures

○	Personal Securities Trading Related Materials

∎	Permissible Investments & Reporting Matrix

∎	List of Reportable Funds

∎	List of MCO Direct Data Feed Broker Dealers

○	CFA Institute Code of Ethics & Standards of Professional Conduct

●	Compliance Manual

●	Insperity/Systematic Employee Handbook

You may access the above policies and related documents in MCO by selecting Policies and Procedures, then Documents from the MCO lefthand navigation bar.

B.	Who Must Comply with the Personal Trading Policy?

The Code, inclusive of this Policy, relates to the purchase or sale of Securities in which an Access Person has a direct or indirect Beneficial Ownership interest, except for purchases or sales over which the Access Person has no direct or indirect influence or control (See Section D (iv) – Discretionary Account Requirements). As such, this Policy governs certain activities of all Access Persons and their Immediate Families, which activities include, without limitation, transactions for:

●	the personal accounts of any Access Person;

●	the accounts of an Access Person’s Immediate Family for which they, or their spouse, has any direct or indirect influence or control;

●	trusts for which an Access Person or an Immediate Family member is a trustee; or

●

other accounts in which an Access Person or an Immediate Family member has any direct or indirect Beneficial Ownership interest or direct or indirect influence or control, unless the investment decisions for the account are made by an independent trustee or investment manager in a fully discretionary account (See Section D (iv) – Discretionary Account Requirements).

This Code’s Exhibit B offers further explanation and examples of Beneficial Ownership. However, Systematic recognizes that some Access Persons, due to personal circumstances or living arrangements, may still be uncertain concerning their obligations under this Policy. Access Persons may direct any questions regarding this Policy and his or her responsibilities with respect to a particular account to the CCO.

C.	Personal Securities Trading Restrictions

1.	Securities in Common or Preferred Stock

An Access Person and his or her Immediate Family shall not purchase any Securities in common or preferred stock or any other investment as defined in Exhibit C to this Code after such employee becomes subject to this Code, which is the first day on which he or she becomes an employee of Systematic. Therefore, an Access Person or his or her Immediate Family may not directly or indirectly acquire Beneficial Ownership interest in a Security unless:

▪	Such purchase was executed before full-time employment with the Firm; or

▪	Ownership of the Security was acquired during the time of employment as a gift or through inheritance or other similar (non-volitional) transfer of ownership; or

▪	Such purchase was executed in a Third Party Managed Discretionary Account previously reviewed and approved for compliance with this Code in writing by the CCO.

Access Persons or members of their Immediate Families may dispose of a Beneficial Ownership interest in a Security (or transfer Securities from their account to the account(s) of others), but only after obtaining pre-clearance approval from the Personal Investment Committee.

2.	Initial Public Offerings (IPOs)

No Access Person or member of his or her Immediate Family may acquire the direct or indirect Beneficial Ownership interest in any new issues of either common or preferred stock or convertible Securities.

3.	Single-Stock ETFs

No Access Person or member of his or her Immediate Family may acquire the direct or indirect Beneficial Ownership interest in any Single-Stock ETF.

4.	Exercise of Rights Offerings on Securities Held

Subject to the personal securities trading pre-clearance procedures outlined in subsection D of this Policy, Access Persons and members of their Immediate Families may affect purchases upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired, and the Security was held by the employee prior to becoming subject to this Policy. In the event the Personal Investment Committee denies approval to exercise such rights, Access Persons may obtain permission from the CCO to sell such rights on the last day such rights may be traded.

5.	Cryptocurrency

Cryptocurrency, virtual currency, ICOs, coins, tokens, and commodity or other derivative interests related thereto, are emerging areas for investment and the financial services industry. With the exception of purchases and sales of the below listed cryptocurrency related entities, investments in cryptocurrencies do not require pre-clearance. All investments in cryptocurrency related investments however must be reported.

Impermissible or Pre-clearance required for the following cryptocurrency investments:

●	You may not acquire beneficial ownership of any cryptocurrencies offered in connection with an Initial Coin Offering (ICO);

●	You may not purchase or sell virtual coin futures or options; and

●

Investments in Cryptocurrency-related entities (e.g. entities deriving a substantial amount of revenue therefrom) or funds investing primarily in cryptocurrency (e.g. private funds) are permitted but must be pre-cleared prior to investment and reported in the Initial Holdings Report, Quarterly Personal Securities Transaction Report, and Annual Holdings Report.

Trading in cryptocurrencies continues to evolve at a rapid pace. Unfortunately, a complicating feature of trading cryptocurrencies or tokens is that many of these transactions do not occur on public exchanges or through registered brokers, rather they are done through the web or a proprietary portal developed by the creator of the platform. Consequently, unlike traditional brokerage firms, you may not receive statements and transaction reports from the cryptocurrency platform, nor will the cryptocurrency platforms have the ability to provide Systematic duplicate copies of confirmations or statements. If you choose to trade cryptocurrencies you may need to provide lists of every transaction along with the total value or amount of each reportable cryptocurrency you own in conjunction with your Initial Holdings Report, Quarterly Personal Securities Transaction Report and Annual Holdings Report.

Access persons should consult with Compliance with regard to whether a particular interest is a cryptocurrency for purposes of this Code. The Chief Compliance Officer may grant exceptions to this prohibition on a case-by-case basis and such exceptions may be conditioned on compliance with certain requirements.

The standards outlined above are subject to change depending on emerging regulatory requirements and certain cryptocurrencies may be restricted and require pre-clearance and reporting in the future.

6.	Private Placements (including Hedge Funds)

With regard to private placements in Securities which are not listed on the New York Stock Exchange or American Stock Exchange, or traded on the National Association of Securities Dealers Automated Quotation System (“Unlisted Securities”), or other similar private placement transactions (together,” Private Placement”):

●

Each Access Person contemplating his or her, or an Immediate Family member’s, acquisition of a direct or indirect Beneficial Ownership interest in a Private Placement, shall obtain express prior written approval from the Management Committee for any such acquisition. Approval to purchase a private placement offering shall be submitted by using the Private Placement Pre-Clearance Form in MCO. To facilitate the Management Committee’s review, the Access Person shall submit to the Compliance Department all preliminary documentation related to the contemplated Private Placement, including, for example, the offering memorandum, subscription agreement, pitchbooks describing the deal, etc.. In making its pre-clearance determination, the Management Committee shall consider, among other factors, whether the investment opportunity should be reserved for one or more Investment Advisory Clients, and whether such opportunity is being offered to such Access Person or an Immediate Family member by virtue of the Access Person’s position with the Firm.

●

Should the Management Committee grant pre-clearance of a Private Placement, the Access Person shall further submit to the Compliance Department all fully executed documentation related to the contemplated Private Placement, including, for example, the fully executed subscription agreement. The Access Person shall also disclose the value of the investment in the Private Placement if not otherwise included in the fully executed documentation.

●

Pursuant to the “Reporting” subsection of this “Personal Securities Trading Policy,” the Access Person has an ongoing obligation to disclose any continued interest, whether of the Access Person or an Immediate Family member, in a Private Placement, as well as the current fair value of the investment. If an Access Person or a member of his or her Immediate Family holds an interest in a Private Placement, the Access Person shall disclose such investment to the Management Committee in advance of any recommendation concerning the Private Placement’s issuer by the Access Person to an Investment Advisory Client. Further, at least two Portfolio Managers with no personal interest in the issuer shall review any such recommendation.

7.	Discretionary Third-Party Managed Account Requirements

While Rule 204A-1 requires registered investment advisers to obtain a report of personal securities holdings and transactions from their access persons, an exception to this reporting under subsection (b)(3)(i) applies when an access person’s securities are held in accounts over which he or she had “no direct or indirect influence or control”. (For example, blind trusts in which a trustee manages funds for the benefit of an access person who has no knowledge of the specific management actions taken by the trustee and no right to intervene in the trustee’s management, or where the access person is a grantor or beneficiary of a trust managed by a third-party trustee and has limited involvement in trust affairs.)

In guidance issued in June 2015, the SEC stated that a trustee or a third-party manager that has discretionary investment authority over an access person’s trust or personal account would not, by itself, enable the access person to rely on the reporting exception as the mere existence of such a relationship would not prevent the access person from, for example: 1) suggesting purchases or sales of investments to the trustee or third-party discretionary managers; 2) directing purchases or sales of investments; or 3) consulting with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account.

The Staff indicated however that the adviser may be able to implement additional controls to establish a reasonable belief that an access person had no direct or indirect influence or control over the trust or account and could accordingly rely on the exemption. Such policies and procedures should be reasonably designed to determine whether the access person actually had direct or indirect influence or control over the trust or account. For example, advisers may consider:

• Obtaining information about a trustee or third-party manager’s relationship to the access person

• Obtaining periodic certification by access persons and their trustees or discretionary third-party managers regarding the access persons’ influence or control over trust or accounts;

• Providing access persons with the exact wording of the reporting exception and a clear definition of “no direct or indirect influence or control” that the adviser consistently applies to all access persons; and

• Requesting reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to the adviser’s code of ethics, absent reliance on the reporting exception.

The Staff also suggested that advisers may consider obtaining more specific certifications from the access person by asking such questions as:

• Did you suggest that the trustee or third-party discretionary manager make any particular purchases or sales of securities for account of X during time period Y?

• Did you direct the trustee or third-party discretionary manager to make any particular purchases or sales of securities for account X during time period Y?

• Did you consult with the trustee or third-party discretionary manger as to the particular allocation of investments to be made in account X during time period Y?

Access Persons may maintain Discretionary Third-Party Managed Accounts subject to the disclosure and reporting requirements described below. Other than the required pre-approval of a private placement or limited offering purchase in a Discretionary Third-Party Managed account, such accounts are exempt from the pre-clearance requirements outlined in this Section IV.D.

Initial Public Offerings (IPOs) and Affiliated Manager’s Group publicly traded stock (Ticker: AMG) are restricted from purchase in any and all Discretionary Third-Party Managed Account portfolios. Access persons who maintain Discretionary Third-Party Managed Accounts are obligated to inform the Discretionary Third-Party Manager of such restrictions.

Pre-Approval & Disclosure Requirements for Discretionary Third-Party Managed Accounts. Any access person desirous of establishing a discretionary account with a trustee or third-party manager must receive prior written approval from the CCO using the Third-Party Discretionary Account Approval Form in MCO. In accordance with this approval process, the Access Person must provide the following information and documentation to the CCO:

• Account Owner Name;

• Account Number;

• Name and contact information of the trustee or discretionary third-party manager;

• Description of the Access Person’s relationship to the trustee or discretionary third-party manger, including any affiliation or family relationship that may exist between the Access Person and the person or firm managing the account; and

• Copies of agreements and other pertinent account documentation for the Discretionary Third-Party Managed Account.

Additionally, the Access Person must attest to the CCO’s approval of the account, and then on a quarterly basis thereafter, that he or she does not have direct or indirect influence or control of the account, including with respect to the purchase or sale of securities, or allocation of investments.

The CCO may also provide the trustee/third-party discretionary manager with notice concerning the Access Person’s obligations under Systematic’s Code of Ethics, as applicable.

Reporting Requirements for Discretionary Third-Party Managed Accounts. Systematic’s Compliance Department will require the provision of account statements for all approved Discretionary Third-Party Managed Accounts quarterly; however, additional statements may also be required to facilitate Compliance’s oversight and monitoring of such accounts.

In addition, Systematic may periodically request an attestation from the trustee or discretionary third-party manager of employee’s Discretionary Third-Party Managed Accounts to confirm the account continues to be discretionary and that there have been no instances where the Access Person had direct or indirect influence or control of the account. Such attestations will also address the Access Person’s communication and ongoing engagement and relationship with the independent trustee or third-party discretionary manger.

Note: Robo-advisor Programs are Third Party Discretionary Accounts

Robo-advisors, provide automated, digital financial advice based on mathematical rules or algorithms with minimal human intervention. Accounts established through Robo-advisor platforms are typically managed on a discretionary basis by the sponsor’s investment advisor. As discretionary accounts, Access Persons wishing to open robo-advice portfolios must receive prior approval. Since the services provided, approaches to investing, and the various features of robo-advisors vary widely, Systematic’s Compliance Department will review each robo-advisor program on its individual merits and certification requirements (as more fully described above) may vary depending on the level of discretion afforded investors and nature of investment options available.

In addition, broker-dealer sponsored separately managed accounts (SMAs) and unified managed model accounts (UMAs) are other common forms of third-party discretionary accounts. PLEASE NOTE: While Systematic employees are permitted to open SMAs and UMAs in any managed account program, including those that offer Systematic-managed strategies, additional pre-clearance requirements exist for all transactions in which a Systematic employee, or an immediate family member, has discretion (e.g., requesting transactions in specific securities) and adherence to applicable blackout period requirements must be maintained as set forth in this policy.

8.	Employee Stock Purchase Plans and Employee Stock Option Plans

Participation in employee stock purchase plans and employee stock option plans by the Access Person or an Immediate Family member do not require pre-approval. However, disclosure of such plans and copies of the terms of the plans must be provided to the Compliance Department so the application of the various provisions of the Personal Trading Policy may be determined (e.g., pre-approval for any discretionary disposition of Securities or discretionary exercise of options acquired pursuant to participation in an employee stock purchase or stock option plan). Nondiscretionary acquisitions (reinvestment of dividend, interest or capital gains), dispositions and/or exercise of Securities are not subject to pre-approval. Disclosure of any of these plans must be made via the Employee Stock Purchase / Employee Stock Option Plans Disclosure

Report in MCO. Additionally, Access Persons must report holdings of such Securities and options on an annual basis in accordance with their annual holdings reporting obligations.

9.	Investment Clubs

No Access Person or member of his or her Immediate Family may participate in investment clubs.

D.	Pre-Clearance Requirements

Executives, officers, and employees of Systematic that are Access Persons may need to obtain the

Personal Investment Committee’s or Management Committee’s clearance prior to effecting transactions for accounts over which the Access Person has Beneficial Ownership or discretionary authority. To determine whether such pre-clearance is necessary, all Access Persons should consult the “Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements” detailed in Exhibit C hereto.

Pre-Clearance Guidelines

In determining whether to grant clearance for a particular transaction, Systematic will apply the following guidelines to the transactions of all Access Persons:

●

No Access Person or their Immediate Family may affect any transaction in a Security, or recommend any such transaction in a Security, that, to his/her knowledge, Systematic has purchased or sold for any of its clients, if such transaction would in any way conflict with, or be detrimental to, the interests of any such client, or if such transaction was effected with prior knowledge of material, non-public information.

●

No Security recommended, or proposed to be recommended, to any client for purchase or sale, nor any Security purchased or sold, or proposed to be purchased or sold, for any client, may be sold by any Access Person if such sale will interfere in any way with the orderly purchase or sale of such Security by any client.

●

No Security may be sold by any Access Person after being recommended to any client for purchase or sale, or after being purchased for or sold by any client, if the sale is effected with a view to making a profit on the anticipated market action of the Security resulting from such recommendation, purchase or sale.

●

No purchase of a Security or investment by any Access Person shall be made if the purchase would deprive any of Systematic’s clients of any investment opportunity, after taking into account (in determining whether such purchase would constitute an investment opportunity) the client’s investments and investment objective and whether the opportunity is being offered to the employee by virtue of his or her position at Systematic.

These guidelines are not dispositive as to certain transactions or recommendations, but rather endeavor to ensure that the Firm’s procedures for prior approval work to eliminate conflicts of interest.

Personal Securities Trading Pre-clearance Requirements

An Access Person must submit written notice of intended Securities activities for approval by accessing MCO to submit the Personal Trading Pre-Clearance Request prior to effecting any transaction for which prior approval is required in accordance with Exhibit C and this Policy. This Form requires that the Access Person disclose the following:

●	Name of the Security;

●	Date;

●	Nature of the transaction (sales only);

●	Number of shares/principal amount (bond trades);

●	Brokerage Account Number and

●	Name of the broker/dealer or bank involved in the transaction.

Upon submission by the employee, the Personal Trade Pre-Clearance Request will automatically disseminate to the Personal Investment Committee through MCO, each of whom will decide whether to clear the proposed transaction in accordance with this Policy. Once the Compliance Department receives approval from the Personal Investment Committee, Compliance will complete their review. If approved by Compliance, they will promptly notify the Access Person via MCO.

An approval is valid only for that day on which the pre-clearance is granted. Therefore, if an Access Person does not affect an approved trade on the day for which he or she originally sought pre-clearance, the Access Person must re-submit a new Form prior to trading. However, approved orders for Securities traded in certain foreign markets may be executed within two (2) business days of such pre-clearance depending upon the time of the approval and the hours of the relevant markets. In this latter instance, an Access Person has one additional day following the initial pre-clearance to trade the Security before the need arises to re-submit a new Form.

Should an Access Person fail to follow these personal Securities trading pre-clearance procedures, Systematic will take action appropriate to the facts and circumstances. The CCO will submit all violations to Systematic’s Management Committee and the Management Committee may ask violators to reverse the transaction and/or transfer any profits gained to Systematic for donation to a charitable organization designated by Systematic’s Management Committee. The Management Committee will analyze each situation on a case-by-case basis and repetitive non-compliance with the personal Securities trading pre-clearance procedures may result in dismissal of the executives, officer, or employee.

E.	General Trading and Other Requirements

Black-Out Period

In order to prevent even the appearance of a violation of this rule or conflict of interest with a client account, Access Persons should refrain from trading seven (7) calendar days before and after Systematic trades in that Security.

If an Access Person or a member of his or her Immediate Family trades during a blackout period, disgorgement may be required. For example, if a personal trade is pre-approved in accordance with the procedures herein, executed and subsequently, within seven days of the transaction, Systematic trades on behalf of Systematic’s clients, the Personal Investment Committee shall review the personal trade in light of Firm’s trading activity and determine, on a case-by-case basis, the appropriate action. If the Personal Investment Committee finds a client is disadvantaged by the personal trade, the Access Person may be required to reverse the trade and disgorge any difference due to any incremental price advantage over the client’s transaction to Systematic, to be donated to a charitable organization designated by Systematic’s Management Committee.

Short-Term Trading Profits

All Access Persons are prohibited from profiting in their own accounts and the accounts of their Immediate Families, from the purchase and sale, or the sale and purchase, of the same or equivalent Securities, within 60 calendar days. Any profits realized from the purchase and sale, or the sale and purchase, of the same (or equivalent) Securities within the 60-day restriction period shall be disgorged to Systematic net of taxes and donated to a charitable organization designated by Systematic’s Management Committee.

This restriction does not apply to the following transactions:

• Open-end and Closed-end mutual funds not sub-advised by Systematic Financial Management or by an affiliate, including money market funds and other short duration funds used as checking accounts or for similar cash management purposes;

• Exchange Traded Funds (ETFs)

(Single-Stock ETFs are prohibited)

• Direct obligations of national government issuers (e.g., US Treasuries); and

• Automatic investments through 401(k) and similar retirement accounts, including affiliated or sub-advised funds managed by Systematic.

• Purchase and sale transactions of securities held in Third-Party Managed Discretionary portfolios for which the employee maintains no discretionary authority to instruct such transaction, and where all decisions are made by the Third Party Managed Discretionary portfolio advisor/manager.

With respect to Systematic managed sub-advised client portfolios (e.g. mutual funds, variable annuity fund clients), Access Persons are prohibited from short-term trading, and may not effect a purchase and redemption, regardless of size, in and out of the same Systematic sub-advised mutual fund within any sixty (60) day period, unless investments in these mutual funds is through third-party, professionally managed asset allocation programs, automatic reinvestment programs; and any other non-volitional investment vehicles.

“Profits realized” shall be calculated consistent with interpretations under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, which require matching any purchases and sales that occur within a 60 calendar-day period across all accounts over which a Systematic Access Person or their Immediate Family has a direct or indirect Beneficial Ownership interest or over which the person has direct or indirect control or influence without regard to the order of the purchase or the sale during the time period. As such, a person who sold a Security and then repurchased the same (or equivalent) Security would need to disgorge a profit if matching the purchase and the sale would result in a profit. Conversely, if matching the purchase and sale would result in a loss, profits would not be disgorged.

For further information to determine if a security is subject to the 60-day Short-Term Trading Profit Ban, please refer to Exhibit C: Personal Trading Permissible Investments, Pre-Approval, and Exemption to Short Term Trading Ban & Reporting Requirements matrix.

F.	Exceptions to the Personal Trading Policy

Notwithstanding the foregoing restrictions, Systematic may grant exceptions to certain provisions of this Policy on a case-by-case basis where no abuse is involved, and the equities of the situation strongly support an exception to the rule.

To request an exemption, an Access Person must submit a request in writing to the CCO outlining the nature of the circumstances giving rise to the exception request as well as the hardship created by the application of the Code for which the exemption is requested.

G.	Reporting

Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act require all Access Persons of registered investment advisers to report, and advisory firms to review, records of every transaction in Reportable Securities in which any Access Person or member of his or her Immediate Family has any direct or indirect Beneficial Ownership interest, except:

●

Transactions effected in any account over which neither the Access Person nor any member of his or her Immediate Family has any direct or indirect influence or control. However, Systematic does require certain documentation and regular reporting of these accounts in accordance with this Code’s Section IV.C.x; and

●	Transactions in Reportable Securities, which are:

○	Direct obligations of the United States Government;

○	Bankers’ acceptances; bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

○	Interests in 529 college savings plans;

○	Shares of money market funds; and

○	Shares issued by non-affiliated registered, open-end investment companies (mutual funds).

Systematic requires Access Persons to report shares issued by mutual funds sub-advised by Systematic or an affiliate of Systematic (“Reportable Funds”) in which any Access Person or member of his or her Immediate Family has any direct or indirect Beneficial Ownership interest. (See Exhibit E for a list of Affiliated Funds and Sub-Advised Funds). The Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements attached hereto as Exhibit C further clarifies permissible Securities, pre-approval requirements and whether or not a Security is a Reportable Security.

All Access Persons are also required to provide Systematic’s Compliance Department with the following reports:

Initial Brokerage Account & Holdings Disclosure Report

Every newly hired Access Person must submit to the Designated Officer a completed Initial Employee Questionnaire, within 10 days of becoming subject to this Code. Part I of the Initial Questionnaire is an Initial Brokerage Account & Holdings Disclosure Report (the “Initial Report”), which requires the Access Person to disclose, as of the date of the date the Access Person became subject to this Code, the following:

1.

The title, number of shares and principal amount of each Reportable Security and Reportable Fund in which the Access Person or any member of his or her Immediate Family has any direct or indirect Beneficial Ownership interest, including interests in Private Placements (inclusive of Hedge Funds), Discretionary Accounts, and Employee Stock Purchase or Employee Stock Option Plans;

2.

The name of any broker, dealer or bank with whom the Access Person or a member of his or her Immediate Family maintains an account in which any Securities are, or may be, held for the direct or indirect benefit of the Access Person or a member of his or her Immediate Family; and

3.	The date the Initial Report is submitted by the Access Person.

The Access Person’s Initial Report may include a statement that the Initial Report shall not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Ownership interest in any Reportable Security to which the Initial Report relates. The newly hired Access Person must also acknowledge that he or she has received and will comply with Systematic’s Compliance

Manual and Code of Ethics by completing an Initial Compliance Certifications and Acknowledgement.

Ongoing Disclosure Requirements

New Accounts: You must promptly disclose any newly opened broker, dealer, or bank accounts in which any Securities are, or may be, held that are under your or your Immediate Family Members Beneficial Ownership or discretionary authority.

Transactions/Holdings: You must deal through your own brokers and must ensure that Compliance receives duplicate statements and trade confirmations/contract notes in one of the following three ways listed below.

1.

Electronic feeds – You are encouraged to deal through brokers that provide Systematic’s Compliance with trade confirmations and holdings via electronic feed. This provides Compliance with the most timely and accurate personal securities account information. Please see Exhibit D for a list of Direct Feeds available to MCO.

2. Broker delivery of duplicate confirmations and statements - In jurisdictions where applicable, you should allow for your brokers to provide delivery of duplicate confirmations and statements directly to Compliance. Compliance staff will enter trade details for you if you are utilizing this option.

3. Employee upload of confirmations and statements – If neither of the above options is possible, you are required to enter your trade details into MCO and upload the trade confirmation/contract notes within 7 days of executing a trade, irrespective of whether pre-clearance is required or not. Additionally, you will be required to attest to your trades quarterly and upload year-end statements annually.

Attestation Requirements

In addition to your ongoing disclosure obligations, you are required to submit quarterly and annual attestations. You may also be required to complete additional attestations to meet other jurisdictional or regulatory requirements.

Quarterly Attestations

Within 30 days of the calendar quarter’s end, each Access Person must complete a Quarterly Compliance Attestation, which will be disseminated to and accessible by Access Persons in MCO, and must also satisfy the following reporting requirements:

a.

Trade Attestation Reporting - All Access Persons must disclose the following with respect to any transaction during the quarter in Reportable Securities and Reportable Funds in which the Access Person or any member of his or her Immediate Family had any direct or indirect Beneficial Ownership interest:

●	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each investment involved;

●	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

●	The price of the investment at which the transaction was effected;

●	The name of the broker, dealer or bank with or through which the transaction was effected; and

●	The date the report is submitted by the Access Person.

b.

Account Attestation Reporting - All Access Persons must also disclose the following with respect to any account established by the Access Person or any member of his or her Immediate Family during the quarter in which any Securities were held for the direct or indirect benefit of the Access Person or any member of his or her Immediate Family:

●	The name of the broker, dealer or bank with whom the Access Person or the member of his or her Immediate Family established the account;

●	The date the account was established; and

●	The date the report is submitted by the Access Person.

Annual Attestations

Within 30 days of the calendar year-end, each Access Person must submit an Annual Employee Questionnaire. Part I of the Annual Questionnaire requires the Access Person to disclose, as of no more than 45 days prior to the Annual Report’s submission, the following:

a.

Holdings Attestation: The title, number of shares and principal amount of each Reportable Security and Reportable Fund in which the Access Person or any member of his or her Immediate Family has any direct or indirect Beneficial Ownership interest, including interests in Private Placements (inclusive of Hedge Funds), Discretionary Accounts, and Employee Stock Purchase or Employee Stock Option Plans;

b.

Brokerage, Dealer, Bank, Reportable Fund or Any Other Account Attestation: The name of any broker, dealer or bank with whom the Access Person or a member of his or her Immediate Family maintains an account in which any Securities are, or may be, held for the direct or indirect benefit of the Access Person or a member of his or her Immediate Family; and

c.

The date the Attestation report is submitted by the Access Person: The Access Person’s Annual Report may include a statement that the Annual Report shall not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Ownership interest in any Security, including Reportable Securities and Reportable Funds, to which the Annual Report relates. The reporting elements noted above can be satisfied by attaching brokerage statements for the accounts holdings Securities, including Reportable Securities or Reportable Funds, to the Annual Questionnaire.

H.	Monitoring of Personal Securities Transactions

The Designated Officer or her designee shall review or supervise the review of the personal transactions reported pursuant to this Policy. As part of that review, each such reported transaction shall be compared against completed and contemplated portfolio transactions of Investment Advisory Clients. Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material. If the Designated Officer or her designee determines a material violation of this Code has, or may have, occurred, he or she shall submit written documentation, together with the transaction report (if any), and any additional explanatory material provided by the individual, to the CCO of the Firm (or, if the purported violation occurred with respect to the CCO, then to the Management Committee, who shall make an independent determination of whether a material violation has occurred.

All reports of transactions and any other information submitted to the Firm or its Investment Advisory Clients or furnished to any other person pursuant to this Code, shall be treated as confidential. However, as provided herein, such reports are subject to review by the Designated Officer or her designee, the CCO or her designee, the Personal Investment Committee or the Management Committee, and by representatives of the SEC.

IV.	Policies Related to Other Business Conduct

A.	Confidentiality

Executives, officers, and employees may become privy to confidential information (information not generally available to the public) concerning the affairs and business transactions of Systematic, companies researched by us for investment, our present and prospective clients, suppliers, and other executives, officers, and employees. Confidential information includes trade secrets and other proprietary information of the Firm, such as business or product plans, systems, methods, software, manuals, investment holdings, buy/sell recommendations, investment models and strategies, products, the identity of current, past or potential clients, financial results, financial information, business relationships, and operations. Safeguarding confidential information is essential to the conduct of our business. Systematic, therefore, requires caution and discretion in the use of such information to ensure that it is shared only with those who have a legitimate need to know.

Current and former executives, officers, and employees may not use or disclose confidential information obtained or developed as a result of employment with Systematic is for the purpose of furthering any private interest or as a means of making any personal gain. Without the express authorization of a Firm officer, confidential information should never be disclosed to anyone, including, without limitation, third parties such as financial analysts and brokers, competitors, suppliers, the media, and personal contacts and friends. Any suspected incident of fraud or theft should be immediately reported for investigation to both the Firm’s Chief Operating Officer and Chief Compliance Officer. Unauthorized disclosure or use of confidential information could cause serious consequences to Systematic or to the individuals affected and could lead to civil or criminal penalties or discipline, up to and including termination.

This Code’s Statement of Policy on Insider Trading contains further prohibitions pertaining to the use of confidential information in securities trading.

Release of Client Information

A client must generally consent to the release of its information by Systematic to third parties, organizations, regulators or governmental bodies. All requests for information concerning a client (other than routine credit inquiries), including requests with respect to the legal process (such as subpoenas or court orders), must be promptly referred to CCO. No information may be released, nor should the client involved be contacted, until the CCO has approved such action.

In order to preserve the rights of our clients and to limit the Firm’s liability concerning the release of client proprietary information, care must be taken to:

1.	Limit use and discussion of information obtained on the job to normal business activities;

2.	Request and use only information which is related to our business needs;

3.	Restrict access to records to those with proper authorization and legitimate business needs; and

4.	Include only pertinent and accurate data in files, which are used as a basis for taking action or making decisions.

All executives, officers and employees shall exercise care in maintaining the confidentiality of any proprietary information relating to the Firm or its Investment Advisory Clients, except when disclosure is authorized or legally mandated. Executives, officers, and employees should consult with the Firm’s CCO or legal counsel if they believe that they have a legal obligation to disclose confidential information. Confidential information includes non-public information of the Firm that may be helpful to competitors, or otherwise harmful to the Firm, or its Investment Advisory Clients. Confidential information also includes information with respect to the portfolio holdings of Investment Advisory Clients (including, particularly, Investment Company Clients). The obligation to preserve confidentiality of this information continues after association with Systematic ends.

B.	Fair Dealing

Executives, officers, and employees should endeavor to deal fairly with all Investment Advisory Clients, service providers and competitors, and shall not seek unfair advantage through improper concealment, abuse of improperly acquired confidential information or misrepresentation of material facts.

C.	Gifts and Business Entertainment

No Access Person or their Immediate Family shall give or receive gifts, entertainment, favors, preferential treatment or special arrangements from anyone with whom Systematic is likely to have any business dealings, such as brokers, dealers, investment advisers, financial institutions, etc., unless the gift or entertainment falls within one of the categories of permissible gifts or entertainment listed below, and is not so frequent or excessive as to raise any question of propriety and is not otherwise inconsistent with any applicable law or regulation. Any gift or business entertainment that requires pre-approval must be requested in advance by submitting the Gifts and Business Entertainment Pre-Clearance Form in MCO.

For a complete discussion of Systematic’s gift and business entertainment policies and procedures, please refer to Section III-2 of Systematic’s Compliance Manual.

Charitable Gifts

Where an executive, officer, or employee receives a charitable request from a client of Systematic to provide a donation or sponsorship on behalf of Systematic, he or she should first submit a Donation/Sponsorship Form to the CCO or her designee. Employees may access the Donation/Sponsorship Form via MCO. Compliance will review the request for regulatory requirement purposes where necessary and provide a recommendation to the CCO regarding approval of the request. Once approved, Systematic’s Controller will process the donation or sponsorship and work with Compliance to ensure the charitable gift is properly recorded on the Firm’s Donation/Sponsorship Log. Generally, attendance at charity events does not require approval, unless the event is both being paid for by Systematic and conferring a benefit on a Systematic client, prospective client or other person which Systematic has a business relationship, in which case the value of the benefit would be subject to the Firm’s gift policy.

Gifts to Public Officials

Systematic prohibits the improper influencing of public officials through gifts, excessive entertainment or other means. In addition, certain states require the Firm to report gifts beyond a particular dollar threshold to one or more public employees to the State Ethics Commission or similar agency. In addition, the U.S. Foreign Corrupt Practices Act strictly prohibits giving, offering, or promising anything of value to any public official in the United States or foreign countries, with the intent of influencing an official act or other decision of the government. This law also applies to giving anything of value to other people, if one should reasonably know that the person will transfer the gift to a public official. While certain payments may be lawful, all executives, officers, and employees of Systematic must obtain the prior approval of the CCO before providing any gifts or making any payment to a public employee in the US or in any foreign jurisdiction.

D.	Political Contributions

Systematic does not contribute financial or other support to political parties or candidates for public office.

Systematic executives, officers or employees may participate personally in political and charitable activities, including, without limitation, contributions and donations to political candidates in accordance with all applicable federal and state campaign finance laws. However, any such contributions may not be made in Systematic’s name or paid for by Systematic. Moreover, Systematic will not reimburse executives, officers, and employees for contributions made in their own names.

Systematic strictly prohibits any employee from making contributions or expenditures to or for any candidates for any public office, or to any persons for any political purpose, as a quid pro quo for receiving, or with the expectation of securing, business from any public official, or any federal, state, or local government agency.

Executives, officer’s and employee’s personal political contributions, and those of certain family members, could impact Systematic’s ability to continue to do business or bid on new business with government entities within certain jurisdictions in the United States. Specifically, Rule 206(4)-5 of the Investment Advisers Act of 1940, which applies to all registered investment advisers, including Systematic, places limits on individual contributions of certain investment adviser employees, and may prohibit an investment adviser from managing money for state or local government entity clients for a specified period following any disqualifying contributions. In addition, a number of jurisdictions have enacted so-called “pay-to-play” laws that prohibit certain employees of service providers to state or local agencies and departments from making political contributions to state or local officials that are covered by these laws. Even if a personal political contribution is not prohibited, these laws may require that any contribution be reported to the state or locality. Additionally, certain clients, such as Taft-Hartley clients, may have specific restrictions on contributions given to elected officials. Accordingly, Systematic prohibits executives, officers, and employees from making contributions to elected officials of these entities, or to any elected official for the purpose of obtaining or retaining an advisory contract.

Systematic’s Political Contribution and Other Restrictive Payments Policy requires pre-clearance and approval before any and all political contribution(s) are made. Any access person desirous of making a political contribution must receive prior written approval using the Political Contribution Pre-Clearance Form in MCO.

Executives, officers and employees should direct any questions about potential political contributions to the CCO and consult Section III-3 of Systematic’s Compliance Manual for the Firm’s policy regarding “Political Contributions and Other Restricted Payments.”

E.	Outside Investment Advisory Services

No Access Person may render investment advisory services for compensation or the promise of future compensation to any person or entity who is not a client of the Firm. Access Persons may, however, render investment advisory services to a family member or close personal friend, or trust or other arrangement for the benefit of a family member or a close personal friend provided that the Access Person is not compensated and obtains the CCO’s prior written permission. This restriction is supplemental to, and does not in any way modify, the obligations of any Access Person who has a separate agreement with the Firm and/or its general partner with respect to competitive activities.

F.	Transactions with Investment Advisory Clients

No Access Person shall knowingly purchase from any Investment Advisory Client any Security or other property of which he or she has, or by reason of such transaction acquires, a direct or indirect Beneficial Ownership interest.

G.	Receipt of Brokerage Discounts

No Access Person shall, with respect to an account in which he or she has any direct or indirect Beneficial Ownership interest or discretionary authority, accept any discount or other special consideration from any registered broker or dealer, which is not made available to other clients of the Firm and the broker’s or dealer’s clients.

H.	Outside Business Activities Procedures

Under no circumstances may an employee of Systematic also be an employee, independent contractor, sole proprietor, officer, director, or partner of another person/entity, or be compensated, or have the reasonable expectation of compensation, from any other person/entity as a result of any business activity outside the scope of their employment, unless he or she has provided prior written notice to and received advanced approval from Systematic’s Management Committee. Employees seeking approval for Outside Business Activities may access the requisite pre-approval form via MCO.

Additionally, executives, officers, or employees may not, without prior approval from Systematic’s Management Committee, have a “substantial interest” in: (i) any outside business which is reasonably known to be involved in a business transaction with Systematic or AMG, or; (ii) is engaged in businesses similar to any business engaged in by Systematic. A “substantial interest” is any investment in the outside business that is greater than the larger of 10 percent of an individual’s gross assets or $10,000 or involves an ownership interest greater than 5 percent of the business’s outstanding equity interests.

Significant involvement by executives, officers or employees in outside business activities is generally unacceptable.

What constitutes an outside business activity (OBA)?

OBAs include many non-securities business activities which are conducted outside the scope of employment with Systematic. These activities can be quite varied in scope and may include, but are certainly not limited to, activities such as part-time jobs, teaching/lecturing, writing, or providing other services such as consulting, tax preparation, accounting support, bookkeeping or legal advice, real estate rental or real estate related business activities, just to name a few.

An activity does not need to result in compensation to qualify as an OBA. OBAs can include non-compensated leadership positions an employee holds such as being a president, treasurer, trustee, or other position of a non-profit board of trustees. Employees seeking to participate in non-compensated OBAs must also seek pre-approval.

Note: For volunteer work and personal fundraising for a civic, chartable, educational, or religious organization, please see question and response pertaining to outside activities with Not-for-Profit organizations below.

How does an employee request pre-approval for an OBA?

Employees seeking to obtain approval for an OBA should submit their request by completing the Outside Business Activity Disclosure Form to the Compliance Department by accessing the pre-approval form in MCO.

What will Systematic consider in its determination to approve the OBA?

Systematic will consider many factors including, but not limited to, whether an OBA will:

➢	Interfere with or otherwise compromise the employee’s responsibilities to Systematic and Systematic’s clients,

➢	Be viewed by Systematic’s clients or the public as part of Systematic’s business based on the nature of the proposed activity and the manner in which it will be conducted or offered,

➢	Be characterized as an outside business activity or whether it should be treated as an outside securities activity [for example a Private Securities Transaction].

What actions may Systematic take concerning OBA approvals?

Systematic will determine if the activity is either:

➢	A permitted activity,

➢	An activity approved by the firm but subject to specific conditions, or

➢	An activity not permissible therefore concluding the employee be denied from engaging in the activity.

Monitoring OBAs

Systematic will monitor employees’ OBAs through Annual Employee OBA Disclosure certifications and will conduct supplemental surveillance through independent web-based and social media searches on each employee on a periodic basis, particularly for those individuals that have previously disclosed OBAs, and maintain relevant documentation concerning those reviews.

Additional reviews may include in-person discussions concerning the status and general activities of the OBA as well as their role and involvement in and general time commitment to the OBA, as deemed necessary.

Employee Ongoing OBA Disclosure Obligations

All employees will be required to complete an annual OBA Disclosure certification through MCO irrespective of whether or not the employee conducts any outside business activities.

Furthermore, employees who have received Systematic’s approval to conduct OBAs have an ongoing obligation to provide Systematic with routine updates concerning the OBA including, but not limited to, time spent conducting the OBA, the OBAs business activities and evolution (e.g., growth or expansion of the business) on a timely basis as it occurs. In other words, OBA updates in conjunction with the Annual OBA disclosure certification are not sufficient to meet your ongoing disclosure and reporting obligations, particularly if those updates could, in hindsight or otherwise, be deemed substantial.

Regulatory Disclosure Obligations relating to OBAs

Form ADV, Part 2B, Brochure Supplement

As a registered investment adviser with the Securities Exchange Commission, Systematic must update its Form ADV, Part 2B, the Brochure Supplement, for all “supervised persons”. Form ADV Part 2B requires disclosure of OBAs that “provide a substantial source of the supervised person’s income or involve a substantial amount of the supervised person’s time.” According to the Form’s instructions, business activities that represent less than 10 percent of the supervised person’s time and income are presumed to be not substantial.

Form U-4

As a registered investment adviser with its headquarters located in the State of New Jersey, Systematic is required to comply with the New Jersey Bureau of Securities regulatory filings, including the submission and renewal of FINRA’s Form U-4s for employees qualifying as an “Investment adviser representative”.

Investment adviser representatives include those who do any of the following:

(1)	Makes any recommendation or otherwise renders advice regarding securities if the person has direct advisory client contact;

(2)	Manages accounts or portfolios of clients;

(3)	Determines recommendations or advice regarding securities;

(4)	Solicits, offers, or negotiates for the sale of or sells investment advisory services; or

(5)	Directly supervises any investment adviser representative or the supervisors of those investment adviser representatives.

FINRA’s Form U-4 requires the disclosure of outside business. FINRA Rule 3270 states “[n]o registered person may be an employee, independent contractor, sole proprietor, officer, director or partner of another person, or be compensated, or have the reasonable expectation of compensation, from any other person as a result of any business activity outside the scope of the relationship with his or her member firm, unless he or she has provided prior written notice to the member, in such form as specified by the member.” [emphasis added]

As such, all employees performing activities of an investment adviser representative have an ongoing obligation to ensure their Form U-4 registration is accurate and appropriately reflects all outside business activities at all times through timely amendments to their individual Form U-4.

Does Systematic require pre-approval for outside activities in not-for-profit and family-owned organizations?

The foregoing restrictions apply to positions and “substantial interests” in business enterprises.

While most Not-for-Profit organization activities and family-owned business activities meeting the above criteria do not require pre-approval, disclosure of Not-for-Profit and Family-owned business activities is required. Below sets forth specific pre-approval requirements for these types of outside activities.

Not-for-Profit Organizations:

Generally, Systematic executives, officers, and employees do not require pre-clearance for volunteer work and personal fundraising for civic, educational, charitable, or religious, organizations as an outside business activity unless they employee is otherwise involved in the financial matters of the organization. Participation by employees on or in investment or financial related committees or activities in not-for-profit organizations must seek pre-approval of Systematic’s Management Committee.

Note: Volunteer work for political officials or political organizations must be done in strict compliance with Systematic’s Political Contributions and Restrictive Payments Policy.

Family-owned businesses:

Systematic does not require prior approval for an employee’s participation in a family-owned business if the following three conditions are met:

➢	The enterprise is a family firm owned principally by other members of the individual’s family;

➢	The family business is not doing business with Systematic or AMG or its affiliates; and

➢	The services required by a Systematic employee will not interfere with their duties at Systematic or their independence of judgment with respect to their activities and responsibilities at Systematic.

I.	Other Business Activities

Protection and Proper Use of Firm Assets

All executives, officers, and employees should endeavor to protect the assets of the Firm and its Investment Advisory Clients and pursue investment of these assets in accordance with the Firm’s business purposes.

The obligation of executives, officers and employees to protect the assets of the Firm includes, but is not limited to, its proprietary information. In general, proprietary information is information so marked and/or which is not normally known to the public or which would be helpful to a competitor. Proprietary information includes, for example, intellectual property such as trademarks and copyrights, as well as business, marketing, and service plans, databases, records, salary information, unpublished financial data and reports.

Issues Regarding the Retention of Suppliers

Executives, officers and employees may not use their position with Systematic to receive goods and services from a third party at rates not generally available to the public.

A conflict may arise if a third party, including a vendor and supplier of the Firm, offers an executive, officer or employee foods or services on terms not generally available to the public. Such an offer may create the appearance of impropriety and the implication that the third party expects the individual to provide something in return for the benefit offered. If an executive, officer, or employee questions whether the terms and conditions of an offer are the same as those offered to the public, he or she must seek the CCO’s prior approval before accepting the offer.

Systematic’s policy is to award orders, contracts, and commitments to suppliers strictly on the basis of merit without favoritism. The Firm’s choice of suppliers is based upon quality, reliability, price, service and technical advantage.

Improper Payments or Kickbacks

Systematic’s strictly prohibits giving or offering bribes, kickbacks or similar remuneration or consideration of any kind to any individual, organization, or intermediary, such as agents, attorneys or other consultants, for the purpose of obtaining or retaining business for, or directing business to, Systematic.

Books, Records and Accounts

Maintaining the integrity of Systematic’s accounting records is essential to Systematic’s ability to meet legal and regulatory obligations. Employees, officers and executives are individually responsible for honestly and accurately reporting all business transactions.

The Firm shall maintain all books, records and accounts accurately and in accordance with all applicable regulations and standards. The Firm’s financial statements shall conform, in all material respects, to generally accepted accounting rules and shall not establish any undisclosed or unrecorded account or fund for any purpose. No executive, officer or employee shall make false or misleading entries in the Firm’s books or records for any reason or disburse corporate funds or other corporate property without adequate supporting documentation.

All receipts and expenditures, including personal expense statements, must be supported by documents that accurately and properly describe such expenses. Systematic’s requires the employee(s) responsible for approving expenditures or for keeping books, records, and accounts to approve and record all expenditures and other entries based on proper supporting documents. Doing so shall reasonably ensure that the Firm’s accounting records are maintained in sufficient detail and accurately and fairly reflect all transactions of the Firm, including the disposition of assets and liabilities. Systematic prohibits the falsification of any book, record or account of the Firm, the submission of any false personal expense statement, claim for reimbursement of a non-business personal expense, or false claim for an employee benefit plan payment. The Firm will take disciplinary action against any executives, officers or employees who violate these rules, which may include dismissal.

J.	Miscellaneous Provisions

Records

The Firm shall maintain and make available for examination by the SEC the following records as required by Rule 17j-1 under the Investment Company Act and Rule 204-2 and Rule 204A-1 under the Advisers Act in the manner and to the extent as set forth, including electronically as permitted by Rule 3la-2(f)(l) of the Investment Company Act:

1.	A copy of this Code and any other code adopted by the Firm, which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

2.

A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred;

3.

Copies of executives, officers and employees’ written acknowledgements of receipt of this Code and any amendments shall be maintained for a period of not less than five years from the end of the fiscal year in which the acknowledgements were received and for five years after the individual ceases to be an employee;

4.

A copy of all reports made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

5.	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place;

6.

A copy of all pre-clearance requests, approval records, and any reasons supporting the decisions to approve purchases of limited offerings shall be maintained for a period of not less than five years after the end of the fiscal year in which approval was granted; and

7.	A copy of each annual report shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

Amendments to the Code

The Firm reserves the right to amend this Code at any time for any reason. A copy of this Code is available upon request by contacting the CCO.

V.	Violations, Sanctions and Penalties

This section’s procedures apply to all provisions of the Code, unless a specific section of the Code addresses the reporting of, or penalties associated with, potential violations or wrongdoings.

Systematic requires every employee officer and executive to act honestly and ethically in support of the Firm’s recognized culture of integrity. This broad requirement includes acting in what each individual believes to be the Firm’s best interest by promptly reporting to the CCO or Management Committee any concerns regarding any potential violations of any applicable law, rule or policy, or any other potential wrongdoing, by the Firm, any employees, or any service providers to the CCO or Management. Systematic’s unawareness of such potential violations may ultimately result in these activities adversely impacting every member of the Firm.

Accordingly, Systematic requires every executive, officer, and employee to report any potential violations of any applicable law, rule or policy, or other potential wrongdoing, including “apparent” or “suspected” violations, promptly to the CCO. In addition, any supervisor or executive who receives a report of a potential violation or wrongdoing must immediately inform the CCO. If the CCO is involved in the potential violation or wrongdoing, the employee, officer or executive may report the matter to any member of the Firm’s Management Committee.

The term “violations” is understood broadly to include, without limitation, such items as:

●	noncompliance with laws, rules, and regulations applicable to the business of the Firm;
●	fraud or illegal acts involving any aspect of the Firm’s business;
●	material misstatements in regulatory filings, internal books and records, Investment Advisory Clients’ records, or reports;
●	activity that is harmful to clients, including any fund shareholders; and
●	deviations from required internal controls, policies and procedures that safeguard clients and the Firm.

Systematic will take all such reports seriously, and promptly, appropriately and confidentially, to the extent permitted by law, investigate these reports. Executive, officers and employees may report anonymously.

Investigation and Sanctions.

The CCO and/or the Management Committee shall promptly investigate potential violations and keep the reporting employee apprised of the investigation’s status. The reporting employee may also inquire as to the investigation’s status at any time.

Following the Firm’s investigation, any employee, officer or executive who is deemed to have committed any violations or other wrongdoing may be subject to disciplinary action including, but not limited to: a letter of censure, suspension of trading, suspension or termination of the employment of the violator and/or restitution to any affected person (including any affected fund or other entity) of an amount equal to the advantage that the violator gained by reason of such violation. In addition, as part of any sanction, Systematic may require the individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. Violations of the Code or these procedures may also result in criminal prosecution or civil action.

Retaliation

Retaliation of any type against an individual who reports a suspected violation or assists in the investigation of such conduct (even if the conduct is not found to be a violation) is strictly prohibited and constitutes a further violation of the Code and these procedures.

Guidance

All personnel have the responsibility to alert the CCO or the Management Committee to any action or transaction that may constitute a violation and to refrain from any action or transaction which may lead to the appearance of a violation. The CCO will also provide periodic training to all of the Firm’s employees regarding the requirements of these policies and procedures. Finally, Systematic encourages all officers and employees to consult Section III-4 of the Compliance Manual, which details the Firm’s “Whistleblower Policy and Reporting Procedures.”

VI.	Receipt of Code and Compliance Certification

Systematic will provide each executive, officer and employee with a copy of this Code and any amendments thereto.

On a quarterly basis, Systematic requires each executive, officer and employee to certify that he or she has read, received, and understood this Code and any amendments thereto, and recognizes that he or she is subject to such Code. On a quarterly basis, all executive, officers and employees must sign a statement that they have maintained full compliance with all personal Securities trading and insider trading rules and regulations within this Code, including the Policy Statement on Insider Trading and the Personal Securities Trading Policy. Further, each Access Person must certify that he or she has disclosed or reported all personal Securities transactions pursuant to the Code’s requirements. The foregoing certifications must be set forth in writing on the Quarterly Compliance Acknowledgement available through MCO.

Exhibit A

Affiliated Managers Group, Inc.

Insider Trading Policy and Procedures

Policy Statement on Insider Trading

Affiliated Managers Group, Inc. (“AMG” or the “Company”)1 has adopted this Insider Trading Policy and Procedures (the “Policy”) that applies to the Company and to each director, officer, and employee of the Company and each partner, officer, and employee of the Company’s subsidiaries and affiliates (collectively, “Covered Persons”). Each Covered Person must, upon request by the Company, acknowledge such person’s understanding of the Policy and agreement to be bound by the Policy. In the case of a Covered Person who is an officer or employee of an affiliate of the Company where the affiliate has adopted a substantially similar policy that is satisfactory to the Company, the Company may accept a certification from the affiliate with respect to the Covered Person’s understanding of, and agreement to be bound by, the affiliate’s policy. In addition, it is the policy of the Company to comply with all applicable securities laws when transacting in its own securities.

This Policy contains a discussion of insider trading and sets forth trading restrictions applicable to Covered Persons. Under this Policy, a Covered Person (which may under certain circumstances include a person who was formerly a Covered Person) is forbidden from:

(i)

trading in any securities of the Company in any capacity (or in options to buy such securities or other derivative securities based on such securities) on the basis of material, non-public information;

(ii)	having others trade in such securities for such person while such person is in possession of material, non-public information; and

(iii)	communicating (or “tipping”) to others confidential or non-public information concerning the Company or other companies.

Discussion: What is “Insider Trading”?

Insider trading is, in addition to being a violation of this Policy, a violation of the federal securities laws. The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material, non-public information to trade in securities (whether or not one is an “insider” of the company that issued the securities) or the communication of material, non-public information to others who may trade on the basis of such information.

While the law concerning insider trading is not static, it is generally understood that, with respect to the Company and its securities, insiders are prohibited from doing the following:

(i)

Trading in any of the Company’s securities in any capacity (including derivative securities based on the Company’s securities) while in possession of material, non-public information concerning the Company. An example of this would be a sale of the Company’s securities at a time when a major acquisition was pending but not yet announced.

1 The term “Company” refers to Affiliated Managers Group, Inc. and its subsidiaries and affiliates, collectively or individually, as the context requires.

(ii)	Having others trade on the insider’s behalf while the insider is in possession of material, non-public information.

(iii)

Communicating non-public information concerning the Company to others who may then trade in securities of the Company or pass on the information to others who may trade in such securities. Such conduct, also known as “tipping,” results in liability for the insider of the Company who communicated such information (even if such insider does not actually trade themself) and for the person who received the information if he acts on such information or passes it on to others who may act on it.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

1.	Who is an Insider?

The concept of “insider” is broad and generally includes any person who possesses material, non-public information about the Company and who has a duty to the Company to keep this information confidential. In the case of the Company, “insiders” include the Covered Persons. In addition, a person can be a “temporary insider” if such person enters into a special confidential relationship to serve any such entity and as a result is given access to information in connection with such service. Persons who can become temporary insiders include, among others, the Company’s attorneys, accountants, consultants, and investment bankers. The Company also reserves the right to apply this Policy and its restrictions on trading to a person who leaves the Company (or an affiliate or subsidiary of the Company) for a period of up to six months following such person’s departure by giving notice to such person.

2.	What is Material Information?

Trading while in the possession of inside information is not a basis for liability unless the information is “material.” Generally, information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if it is reasonably certain to have an effect on the price, whether it is positive or negative, of an issuer’s securities.

There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all the facts and circumstances and is often evaluated by enforcement authorities with the benefit of hindsight. Although there is no precise, generally accepted definition of materiality, information is likely to be “material” if it relates to:

•	Earnings information and quarterly results;

•	Projections of future earnings or losses or other earnings guidance (including confirming previous earnings guidance);

•	A pending or proposed merger, joint venture, acquisition, or tender offer, or an acquisition or disposition of significant assets (including significant affiliates);

•	Significant new investments or financings or related developments;

•

Major events regarding the Company’s securities (including the declaration of a stock split or dividend, calls of securities for redemption, repurchase plans, changes to the rights of security holders, or the offering of additional securities);

•	Severe financial liquidity problems;

•	Significant litigation and regulatory matters;

•	Changes in auditors or auditor notification that the Company may no longer rely on an audit report;

•	Expansion or curtailment of significant operations; or

•	Bankruptcy or insolvency.

“Inside” information could be material because of its expected effect on the price of the issuer’s securities, the securities of another company or the securities of several companies. Moreover, the resulting prohibition against the misuse of “inside” information includes not only restrictions on trading in the issuer’s securities, but restrictions on trading in the securities of other companies affected by the inside information as well (e.g., in the event the issuer was in negotiations to acquire a public company).

3.	What is Non-public Information?

In order for information to qualify as “inside” information, in addition to being “material,” the information also must be “non-public.” “Non-public” information is information that has not been made available to investors generally. This includes information received from sources or in circumstances indicating that the information has not been circulated generally.

At such time as material, non-public information is released to the investing public, it loses its status as “inside” information. For “non-public” information to become public information, however, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace, and sufficient time must pass for the information to become available in the market.

To show that “material” information is public, it generally is necessary to point to some fact that establishes that the information has become generally available, such as disclosure by the filing of a definitive proxy statement, Form 10-Q, Form 10-K, Form 8-K, or other report with the Securities and Exchange Commission (the “SEC”) or disclosure by release to a national business and financial wire service (e.g., Dow Jones or Reuters), a national news service, or a national newspaper (e.g., The Wall Street Journal or The New York Times). The circulation of rumors or “talk on the street,” even if accurate, widespread, and reported in the media, may not constitute the requisite public disclosure.

Material, non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to an analyst or a favored group of analysts may retain its status as “non-public” information, the use of which is subject to insider trading laws. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the “inside” information has yet to be publicly disclosed, the information is deemed “non-public” and may not be traded upon.

The Company generally does not consider quarterly and annual earnings results to have been disclosed publicly until one full trading day after a press release regarding such earnings. For example, if the earnings press release was issued on a Monday morning before market open, such earnings results would be considered public on Tuesday morning. Similarly, other material information will generally not be considered public until the trading day after public disclosure in the manner described previously.

4.	Penalties for Insider Trading.

Penalties for trading on or communicating material non-public information are severe, both for the individuals involved in such unlawful conduct and, potentially, for their employers. A person can be subject to some or all of the penalties below even if such person does not benefit personally from the violation. Penalties include:

•	jail sentences;

•	disgorgement of profits;

•

civil fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited (i.e., if the violation was one for tipping information), as well as criminal fines of up to $1,000,000; and

•	fines for the employer or other controlling person of the violator of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this Policy can be expected to result in serious sanctions by the Company, which may include dismissal of the person involved.

Trading Procedures

The following Trading Procedures are applicable to you because you are a Covered Person who may, by virtue of your duties or work conditions, have access to material, non-public information concerning the Company.

1.	Trading Windows and Pre-Clearance.

There are times when the Company may be aware of a material, non-public development. Although you may not know the specifics of the development, if you engage in a trade before such development is disclosed to the public or resolved, you might expose yourself and the Company to a charge of insider trading that could be costly and difficult to refute. In addition, a trade by you during such a development could result in adverse publicity and sanctions for both the Company and you.

Therefore, if you are a Covered Person, you, your spouse, and members of your immediate family sharing the same household may purchase or sell securities of the Company only during the “trading windows” that occur each quarter, as specified below; provided, that, such person is not in possession of material, non-public information (as provided generally herein). In addition, you (or your spouse or member of your immediate family sharing the same household) must pre-clear your (or their) intent to trade within any “trading window” with one of the Company officers listed on Schedule A hereto, as may be updated from time to time (each, a “Clearance Officer” for so long as such individual is employed by the Company).

The trading window is the period in any fiscal quarter beginning one full trading day after the Company’s issuance of a press release regarding quarterly or annual earnings (each, an “Earnings Release”), and ending on the last day of the fiscal quarter (i.e., March 31st, June 30th, September 30th, and December 31st, as applicable). For example, if the Earnings Release was issued on a Monday morning before market open, the trading window would open Tuesday morning and would close at the end of the last day of the applicable fiscal quarter.

In accordance with the procedure for waivers described below, in special circumstances a waiver may be given to a Covered Person to allow a trade to occur outside of a trading window.

If you intend to engage in any trade in any capacity or for any account, you must first receive permission from a Clearance Officer as set forth above.2 Authorization to trade the Company’s securities will not

2 If the Clearance Officers will be absent from the office or unavailable for a significant period of time, they will designate someone to handle trading requests.

be granted if the Company has unannounced pending material developments. This would occur, for example, if the Company was in discussions concerning a major acquisition during the period following an Earnings Release. If the trading window ended before the transaction was announced and the “blackout” was lifted, trading by Covered Persons would next be permitted during the trading window following the next quarterly Earnings Release. Any Clearance Officer may refuse to permit any transaction if such Clearance Officer determines that such trade could give rise to a charge or appearance of insider trading. The Clearance Officer may consult with the Company’s counsel/outside counsel before responding to your request.

After receiving permission from a Clearance Officer to engage in a trade, the approval is effective until the earlier of (a) the close of the second full trading day after the date of approval, and (b) the close of the applicable trading window. If your trade is not executed during this timeframe, you should submit a new trading request.

Even if you have received pre-clearance, neither you, your spouse, nor any member of your immediate family sharing your household may trade in any securities (including options and other derivative securities) of the Company if you or such other person is in possession of material, non-public information about the Company.

Options and Warrants. The exercise of an option or warrant issued to you by the Company to purchase securities of the Company is generally not subject to the Trading Procedures outlined above, but the securities so acquired may not be sold except during a trading window (for Covered Persons), after authorization from a Clearance Officer has been received, and after all other requirements of this Policy have been satisfied. The so-called “cashless exercise” of stock options through a broker, or any other market sale for the purposes of generating cash needed to pay the exercise price of an option, is covered by the Trading Procedures and, therefore, requires pre-clearance.

Rule 10b5-1 Plans. Pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), individuals may be able to avoid insider trading liability if they can demonstrate that the purchase or sale in question was made pursuant to a binding contract, instruction, or written plan that satisfies the requirements of Rule 10b5-1(c) under the Exchange Act (a “10b5-1 Plan”). A 10b5-1 Plan can only be established when you do not possess material non-public information. In addition, a 10b5-1 Plan must not permit you to exercise any subsequent influence over how, when, or whether the purchases or sales are made. Any 10b5-1 Plan must be established in good faith, and individuals must act in good faith with respect to the 10b5-1 Plan for the duration thereof.

You may not enter into, amend, suspend, or terminate any 10b5-1 Plan except with the prior approval of a Clearance Officer.

For a trading plan adopted by a person other than the issuer of the security covered by the trading plan to qualify as a 10b5-1 Plan, such a trading plan must satisfy the following conditions, among others as prescribed by Rule 10b5-1:

•

The trading plan must specify the dates, prices, and amounts of the contemplated trades, or establish a formula or mechanism for determining the dates, prices, and amounts, or must not permit the person for whose account purchases or sales of securities will be made under the trading plan (such person, the “Plan Owner”) to subsequently exercise an influence over how, when, or whether to purchase or sell any securities covered by the trading plan (i.e., discretion on these matters is delegated to an independent third party under the trading plan);

•

The trading plan must provide for a “cooling-off period” after the adoption of the trading plan during which no trade may occur under the trading plan. For this purpose, the “cooling-off period” for the Company’s directors and officers (as defined in Rule 16a-1 under the Exchange Act) (each, a “Section 16 Person”) is a minimum of 90 days and a maximum of 120 days.[3] If the Plan Owner is not a Section 16 Person, the cooling-off period ends 30 days after the adoption or modification of the 10b5-1 Plan. The “adoption of a trading plan” includes any modification or change to the amount, price, or timing of trades under the trading plan;

•	If the trading plan is a written plan and the Plan Owner is a Section 16 Person, the trading plan must include certain representations required by Rule 10b5-1;

•

No person entering into a 10b5-1 Plan may have a separate 10b5-1 Plan outstanding, except a person may (i) use multiple brokers to effect transactions that, when taken together, satisfy Rule 10b5-1, (ii) maintain another 10b5-1 Plan so long as transactions under the later-commencing plan cannot begin until after all transactions under the earlier-commencing plan have been completed or expire without completion and the applicable waiting period is satisfied treating the termination of the earlier-commencing plan as the date of adoption of the later commencing plan, or (iii) adopt a second 10b5-1 Plan that allows only sales that are necessary to satisfy tax withholding obligations that arise from the vesting of a compensatory award and such person does not exercise control over the timing of such sales; and

•	No person may adopt a 10b5-1 trading plan that contemplates only a single transaction if such person had adopted a plan contemplating only a single transaction within the prior 12 months.

If you enter into a 10b5-1 Plan, the 10b5-1 Plan should also be structured to avoid purchases or sales shortly before known announcements, such as quarterly or annual earnings announcements, to avoid the appearance of impropriety and any resulting potential negative publicity should the SEC or the New York Stock Exchange investigate such trades.

For “insiders,” any modification or termination of a pre-cleared 10b5-1 Plan requires preclearance by a Clearance Officer. In addition, any modification of a pre-cleared 10b5-1 Plan must occur before you become aware of any material non-public information, must comply with the requirements of the rules regarding 10b5-1 trading plans and, if you are a Covered Person or are otherwise subject to trading window restrictions, must take place during such trading window.

Once you establish a 10b5-1 Plan in accordance with the foregoing, you will not need to clear in advance transactions made pursuant to the terms of the 10b5-1 Plan and transactions under such 10b5-1 Plan may occur at any time.

See “Post-Trade Reporting” below for additional procedural and notification requirements with respect to 10b5-1 Plans.

2.  Post-Trade Reporting.

You are required to report to a Clearance Officer any transaction in any securities of the Company in any capacity by you, your spouse, or any immediate family member sharing your household immediately, and in any event not later than 5:00 p.m. on the day on which such transaction was effected. Each report you make to a Clearance Officer should include the date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. This reporting requirement may be satisfied by sending (or having your broker send) duplicate confirmations of trades to a Clearance Officer, provided that such information is received by the Clearance Officer by 5:00 p.m. on the day on which such transaction was effected.

3 If the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with financial results between days 90 and 120, trading undIs theer the plan may commence on the second business day after such filing.

Each quarter, the Company is required to publicly disclose when Section 16 Persons adopt, terminate, or make certain modifications to 10b5-1 Plans and other trading plans for the Company’s securities and to provide a description of the material terms of each plan (or modified plan, as applicable), including the name of the Section 16 Person, the date of adoption, modification or termination, the duration, and the aggregate number of securities to be purchased or sold under the plan (however, the price at which the person executing the plan is authorized to trade does not need to be publicly disclosed). Therefore, Section 16 Persons must provide a Clearance Officer with a final executed copy of (i) any 10b5-1 Plan for the Company’s securities, (ii) any other trading plan for the Company’s securities and (iii) any amendment to any such 10b5-1 Plan or other trading plan, in each case within two business days of the adoption thereof. In addition, Section 16 Persons must promptly notify a Clearance Officer of any termination of such 10b5-1 Plans or other trading plans.

The foregoing reporting requirements are designed to help monitor compliance with the Trading Procedures set forth herein and to enable the Company to help Section 16 Persons comply with these reporting obligations. Each Section 16 Person, however, and not the Company, is personally responsible for ensuring that such transactions do not give rise to “short swing” liability under Section 16 of the Exchange Act and for ensuring that timely reports of such transactions in Company securities are filed with the SEC, as required by Section 16 of the Exchange Act.

3.  Prohibition on Day Trading, Use of Derivatives and Short Sales.

Neither you, your spouse, nor any immediate family member sharing your household may (i) engage in any day trading of the Company’s securities, (ii) enter into trade puts, calls, options, warrants, or other derivative instruments in respect of any of the Company’s securities, or (iii) engage in short selling or any economically equivalent transactions that would result in a net short exposure to the Company.

4.  No Margin Accounts or Pledges.

Neither you, your spouse, nor any immediate family member sharing your household may (i) purchase any of the Company’s securities on margin, (ii) borrow against any account in which Company securities are held, or (iii) pledge Company securities as collateral for a loan.

5.  Limitations on Share Buybacks.

The Company may purchase shares of its common stock from time to time, at management’s discretion, under programs approved by the Company’s Board of Directors. These transactions may occur as open market share purchases, including through the use of accelerated share repurchase agreements (“ASRs”), which may include derivative or forward contracts, as well as purchases pursuant to stock repurchase plans with brokers under Rule 10b5- 1(c)(1) under the Exchange Act (each, a “Repurchase Plan” and together with the ASRs, a “Repurchase Agreement”), or any other method as approved by the Company’s Board of Directors from time to time. The Company may not conduct any such repurchases outside a Repurchase Plan, or enter into any Repurchase Agreements, while in possession of material nonpublic information under federal securities laws. In order to promote compliance with the foregoing, the Company shall be restricted from conducting repurchases outside a Repurchase Plan, or entering into any Repurchase Agreements, except during an open trading window, which begins each quarter one full trading day after the Company’s issuance of an Earnings Release and ending on the last day of the fiscal quarter.

Further, prior to opening the trading window each quarter, and prior to the Company’s entry into any Repurchase Agreement, AMG Legal and Compliance shall conduct a process of confirming that the Company is in an “open trading window.” This process shall include consultations with members of (i) the Office of the CEO, (ii) AMG Legal and Compliance, (iii) AMG Finance, and (iv) the Affiliate Partnerships Team, to discuss any matters that have not been disclosed publicly and that a reasonable investor would consider important in making an investment decision to trade in the Company’s securities. These consultations shall include inquiries into any potential new investments, as well as a range of other matters that could be relevant from quarter-to-quarter, including those listed above under the heading “What is Material Information?”.

Unauthorized Disclosure

As discussed above, the disclosure of material, non-public information to others can lead to significant legal difficulties, fines, and punishment. Therefore, you should not discuss material, non-public information about the Company or its affiliates or subsidiaries with anyone, including other employees, except as required in the performance of your regular duties.

In addition, the Company has strict policies relating to safeguarding the confidentiality of its internal, proprietary information. These include procedures regarding identifying, marking, and safeguarding confidential information and employee confidentiality agreements. You are required to comply with these policies and procedures at all times.

It is important that only specifically designated representatives of the Company discuss the Company and its affiliates and subsidiaries with the news media, securities analysts, and investors. Inquiries of this type received by any employee should be referred to a Clearance Officer.

Post-Termination Transactions

This Policy continues to apply to transactions in Company securities even after termination of service to the Company. If an individual is in possession of material, non-public information when such individual’s service terminates, that individual may not trade in Company securities until that information has become public or is no longer material.

Reporting of Violations

If you know or have reason to believe that this Policy, including the Trading Procedures described above, has been or is about to be violated, you should bring the actual or potential violation to the attention of a Clearance Officer immediately.

Modifications; Waivers

The Company reserves the right to amend or modify this Policy, including the Trading Procedures set forth herein, at any time. Waiver of any provision of this Policy in a specific instance may be authorized in writing by a Clearance Officer (or a Clearance Officer’s designee), and any such waiver shall be reported to the Board of Directors of the Company at its next regularly scheduled meeting.

Questions

If you have any questions regarding this Policy or the Trading Procedures set forth herein, you are encouraged to contact a Clearance Officer, who may refer the question to the Company’s counsel or outside counsel before responding.

As of January 31, 2024

Schedule A

Clearance Officers

Alexandra Lynn    Chief Administrative Officer

Kavita Padiyar  Managing Director, Chief Corporate Counsel, and Corporate Secretary

Attachment A

ACKNOWLEDGMENT

I acknowledge that I have reviewed and understand Affiliated Managers Group, Inc.’s Insider Trading Policy and Procedures (the “Policy”) and agree to abide by the provisions of the Policy.

Signature
Name (Printed or typed)
Position
Date

Exhibit B

Examples of Beneficial Ownership

The Code of Ethics relates to the purchase or sale of securities of which an Access Person or his or her Immediate Family member has a direct or indirect “beneficial ownership” except for purchases or sales over which such individual has no direct or indirect influence or control.

Examples of Beneficial Ownership

What constitutes ‘‘beneficial ownership” has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include securities held:

(a)	by you for your own benefit, whether bearer, registered in your name, or otherwise;

(b)	by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, relatives, executors or administrators;

(c)	for your account by pledgers;

(d)

by a trust in which you have an income or remainder interest. Exceptions: where your only interest is to get principal if (1) some other remainderman dies before distribution, or (2) if some other person can direct, by will, a distribution of trust property or income to you;

(e)

by you as trustee or co-trustee, where either you or members of your immediate family (i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents, treating a legal adoption as blood relationship) have an income or remainder interest in the trust;

(f)	by a trust of which you are the settler, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries;

(g)	by any partnership in which you are a partner,

(h)	by a personal holding company controlled by you alone or jointly with others;

(i)	in the name of your spouse unless legally separated;

(j)

in the name of minor children or in the name of any relative of you or of your spouse (including an adult child) who is presently sharing your home; this applies even if the securities were not received from you and the dividends are not actually used for the maintenance of your home;

(k)

in the name of another person (other than those listed in (i) and (j) above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, you obtain benefits substantially equivalent to those of ownership; or

(l)

in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in (k) above), if you can vest or revest title in yourself.

Exhibit C - Personal Trading Permissible Investments, Pre-Approval & Reporting Requirements

Personal Trading Permissible Investments, Pre-Approval, Exemption to Short Term Trading Ban & Reporting Requirements. It is the general policy of Systematic to prohibit personal securities transactions in common and preferred stock and other securities as noted below by all employees and employees’ immediate family, unless such securities were held prior to employment with Systematic. However, the sale of any such previously owned “non-permissible” securities may be effected, but only after receiving prior approval. The following chart provides examples of those securities in which employees and employees’ immediate family members most commonly choose to invest while employed by Systematic and whether or not these investments are permissible (“Permissible Investments”), whether an employee must receive Systematic’s approval prior to transactions in a particular security (“Pre-Approval”),whether a security is subject to the 60 day ban on short-term trading profits rule, whether an employee must report transactions in a particular security within 30 days of a calendar quarter-end (“Reportable Securities”) and, if transactions in a particular account are not reportable, whether an employee must nevertheless notify Systematic of the account (“Reportable Account”). Please refer to Systematic’s Personal Security Trading Policy in the Code of Ethics for all quarterly and annual reporting requirements.

Securities1

Security Type	Permissible Investments	Require Pre-Approval	Subject to 60 Day Ban on Short Term Trading Profit Rule	Reportable Security2	Reportable Account Holding Investments

Equities/Stocks (Common & Preferred)	Prohibited	Yes (Sales Only)	Yes	Yes	Yes

IPOs (issued directly from the common stockunderwriting syndicate)	Prohibited	NA	NA	NA	NA

U.S. Government Obligations (Treasury Bills, Notes and Bonds)	Yes	No	No	No	Yes

Municipal and Corporate Bonds	Yes	No	Yes	Yes	Yes

Government Agency Bonds (U.S. & Non-U.S.)	Yes	No	Yes	Yes	Yes

Mortgage-Backed Assets, Asset Backed Securities and Collateralized Mortgage Obligations	Yes	No	Yes	Yes	Yes

Convertible Bonds	Prohibited	Yes (Sales Only)	Yes	Yes	Yes

Exchange-Traded Funds (ETFs) - including automatic dividend reinvestments in ETFs.	Yes	No	No	Yes	Yes

Single-Stock ETFs	Prohibited	Yes Sales Only	Yes	Yes	Yes

Private Investments / Limited Partnerships / Private Placements / Hedge Funds	Yes	Yes	No	Yes	Yes

Unit Investment Trusts (UITs)	Yes	Yes	No	Yes	Yes

Unit Investment Trusts (UITs) investing exclusively in open-end mutual funds.	Yes	Yes	No	Yes	Yes

Foreign Unit Trusts (i.e., UCITS) or Foreign Mutual Fund	Yes	Yes	No	Yes	Yes

Closed-end Mutual Funds / Non-affiliated Funds	Yes	No	No	Yes	Yes

Closed-end Mutual Funds advised or subadvised by Systematic or by an affiliate	Yes	No	Yes	Yes	Yes

Open-end Mutual Funds / Non-affiliated Funds	Yes	No	No	Yes	Yes

Open-end Mutual Funds advised or subadvised by Systematicv or by an affiliate	Yes	No	Yes	Yes	Yes

Money Market Funds	Yes	No	No	No	Yes

Commodities / Foreign Exchange / Currencies	Yes	No	No	Yes	Yes

Cryptocurrencies – Direct Investments	Yes	No	No	Yes	Yes

Cryptocurrencies – Indirect Investments*	Yes	Yes	No	Yes	Yes

Initial Coin Offerings (ICOs), Virtual Coin Futures or Options	Prohibited	NA	NA	NA	NA

Exchange-Traded Funds (ETFs) containing Cryptocurrencies	Yes	No	No	Yes	Yes

Bank Loans, Bankers Acceptances, Bank Certificates of Deposit, Commercial Paper, Repurchase Agreements	Yes	No	No	No	Yes

Special Transaction Types:

Special Transaction Type**:	Permissible Investments	Require Pre-Approval	Subject to 60 Day Ban on Short Term Trading Profit Rule	Reportable Security[2]	Reportable Account Holding Investments

Participation in Investment Clubs	Prohibited	NA	NA	NA	NA

Automatic Dividend Reinvestments (common or preferred stock)	No***	No	NA	Yes	Yes

Automatic Dividend Reinvestments (Open-end Fund)	Yes	No	NA	No	Yes

Automatic Dividend Reinvestment (Closed-end Fund)	Yes	No	NA	Yes	Yes

Employee Stock Purchase/Option Plan (discretionary sale or exercise of options.	Yes	Yes - initial authorization	NA	Yes	Yes

Tender offer transactions**	Yes	No	No	Yes	Yes

Acquisition of securities by gift or inheritance	Yes	No	No	Yes	Yes

Sale of securities acquired by gift or inheritance	Yes	Yes	No	Yes	Yes

Purchases arising from the exercise of rights

issued by an issuer pro rata to all holders of a

class of its securities, as long as you acquired.

these rights from the issuer, and sales of such

rights so acquired.

	Yes	Yes	Yes	Yes	Yes

Transactions which are non-volitional on your part, including sales from a margin account due to a bona fide margin call.	Yes	No	No	Yes	Yes

Transactions effected for any account over which you have no direct or indirect influence or control (Discretionary Account).	Yes	No	No	Yes	Yes

Acquisition through corporate actions or actions applicable to all holders of the same class of securities.	Yes	No	No	Yes	Yes

1 A “Security” is any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment or futures contract, limited partnerships meeting the definition of a “security” (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes); voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); closed-end investment companies; Exchange Traded Funds; private investment funds, hedge funds and investment clubs; foreign unit trusts and foreign mutual funds or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

2 A “Reportable Security” is any Security, except direct obligations of the government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements, shares issued by money market funds, shares issued by open-end funds other than reportable funds, and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are affiliated funds.

3 Affiliated Funds are Reportable Funds. A Reportable Fund means: (i) any Fund for which Systematic serves as the investment adviser or sub-adviser, or; (ii) any Fund with an investment adviser or principal underwriter controlled by, controlling or under common control with Systematic. A list of reportable funds can be accessed in the MCO application.

4 Affiliated Funds are Reportable Funds. A Reportable Fund means: (i) any Fund for which Systematic serves as the investment adviser or sub-adviser, or; (ii) any Fund with an investment adviser or principal underwriter controlled by, controlling or under common control with Systematic. A list of reportable funds can be accessed in the MCO application

*Cryptocurrency-related entities deriving a substantial amount of revenue therefrom, or private investments, and investment trusts investing directly and primarily in cryptocurrencies.

**You will be required to provide additional supporting documentation to the extent the information is not available on your brokerage state statements.

***An Employee may elect automatic reinvestment of dividend on common or preferred shares owned ONLY if those securities were held by the employee or their immediate family member(s) prior to prior to the Access Persons employment with Systematic. Other than sales of common or preferred stock shares owned, no other transactions outside the pre-set dividend distribution schedule will be permitted. Quarterly Transaction Reports must include the dividend reinvestment transaction and Annual Holdings reports must reflect updated holdings resulting from automatic dividend investment plans.

Exhibit D – MCO Direct Data Feeds

BROKERAGE FIRMS USING MCO DIRECT DATA FEEDS

Alliance Bernstein

Ameriprise Financial Services, LLC

Charles Schwab & Co., Inc.

CitiGroup

Edward Jones

Fidelity

First Republic

Goldman Sachs

Interactive Brokers, LLC.

Janney Montgomery Scott LLC

JP Morgan Private Bank

Morgan Stanley

Neuberger Berman

Oppenheimer

LPL Financial LLC

Raymond James

RBC Wealth Management

RBC Correspondent Services

Robinhood

RW Baird

Stifel Financial

UBS

Vanguard Group Inc

Wells Fargo (First Clearing)

Exhibit E – Affiliated Funds

Affiliated Managers Group, Inc.

Affiliated Funds

As of September 2023

Sponsored Funds

AMG Funds	AMG Beutel Goodman Core Plus Bond Fund	ADBLX, ADLIX,
ADZIX
AMG Funds	AMG Beutel Goodman International Equity Fund	APINX, APCTX,
APCZX
AMG Funds	AMG Boston Common Global Impact Fund	BRWIX
AMG Funds	AMG Frontier Small Cap Growth Fund	MSSVX, MSSCX,
MSSYX

AMG Funds	AMG GW&K Core Bond ESG Fund	MBGVX,
MBDFX, MBDLX
AMG Funds	AMG GW&K Emerging Markets Equity Fund	TLEVX, TLESX,
TLEIX
AMG Funds	AMG GW&K Emerging Wealth Equity Fund	TYWVX, TYWSX,
TYWIX
AMG Funds	AMG GW&K Enhanced Core Bond ESG Fund	MFDAX, MFDSX,
MFDYX,
AMG Funds	AMG GW&K ESG Bond Fund	MGFIX, MGBIX
AMG Funds	AMG GW&K Global Allocation Fund	MBEAX, MBESX,
MBEYX
AMG Funds	AMG GW&K High Income Fund	MGGBX, GWHIX
AMG Funds	AMG GW&K International Small Cap Fund	MECAX, MECIX,
MECZX
AMG Funds	AMG GW&K Municipal Bond Fund	GWMTX,
GWMIX
AMG Funds	AMG GW&K Municipal Enhanced SMA Shares
AMG Funds	AMG GW&K Municipal Enhanced Yield Fund	GWMNX,
GWMEX,
GWMZX
AMG Funds	AMG GW&K Small Cap Core Fund	GWETX, GWEIX,
GWEZX
AMG Funds	AMG GW&K Small/Mid Cap Growth Fund	ACWDX, ACWIX,
ACWZX
AMG Funds	AMG GW&K Small Cap Value Fund	SKSEX, SKSIX,
SKSZX
AMG Funds	AMG GW&K Small/Mid Cap Core Fund	GWGVX,
GWGIX, GWGZX
AMG Funds	AMG Montrusco Bolton Large Cap Growth Fund	MCGFX, MCGIX
AMG Funds	AMG Pantheon Fund, LLC
AMG Funds	AMG Pantheon Master Fund, LLC

AMG Funds	AMG Pantheon Subsidiary Fund, LLC
AMG Funds	AMG Pantheon Lead Fund, LLC
AMG Funds	AMG Renaissance Large Cap Growth Fund	MRLTX, MRLSX, MRLIX
AMG Funds	AMG River Road Dividend All Cap Value Fund	ARDEX, ARIDX, ARZDX
AMG Funds	AMG River Road Focused Absolute Value Fund	ARRFX, AFAVX, ARRZX
AMG Funds	AMG River Road International Value Equity Fund	ARLSX, ALSIX, ARLZX
AMG Funds	AMG River Road Large Cap Value Select Fund	FQUAX, MEQFX
AMG Funds	AMG River Road Mid Cap Value Fund	CHTTX, ABMIX, ABIZX
AMG Funds	AMG River Road Small Cap Value Fund	ARSVX, ARSIX, ARZMX
AMG Funds	AMG River Road Small-Mid Cap Value Fund	ARSMX, ARIMX, ARSZX
AMG Funds	AMG TimesSquare Emerging Markets Small Cap	TQENX, TQEIX, TQEZX
Fund
AMG Funds	AMG TimesSquare Global Small Cap Fund	TSYNX, TSYIX, TSYZX
AMG Funds	AMG TimesSquare International Small Cap Fund	TCMPX, TQTIX, TCMIX
AMG Funds	AMG TimesSquare Mid Cap Growth Fund	TMDPX, TQMIX, TMDIX
AMG Funds	AMG TimesSquare Small Cap Growth Fund	TSCPX, TSQIX, TSCIX
AMG Funds	AMG Veritas Asia Pacific Fund	MGSEX, MSEIX
AMG Funds	AMG Veritas Global Focus Fund	MYFAX, MFQTX
AMG Funds	AMG Veritas Global Real Return Fund	BLUEX
AMG Funds	AMG Veritas China Fund	MMCFX, MIMFX
AMG Funds	AMG Yacktman Focused Fund	YAFIX,YAFFX
AMG Funds	AMG Yacktman Global Fund	YFSIX,YFSNX
AMG Funds	AMG Yacktman Fund	YACKX
AMG Funds	AMG Yacktman Special Opportunities Fund	YASSX,YASLX
AQR Funds	AQR Alternative Risk Premia Fund	QRPIX,QRPNX,QRPRX
AQR Funds	AQR Diversified Arbitrage Fund	ADAIX,ADANX,QDARX
AQR Funds	AQR Diversifying Strategies Fund	QDSIX, QDSNX, QDSRX
AQR Funds	AQR Emerging Multi-Style II Fund	QTELX, QTENX, QTERX
AQR Funds	AQR Equity Market Neutral Fund	QMNIX,QMNNX,QMNRX
AQR Funds	AQR Global Equity Fund	AQGIX,AQGNX,AQGRX
AQR Funds	AQR Macro Opportunities Fund	QGMIX,QGMNX,QGMRX
AQR Funds	AQR International Defensive Style Fund	ANDIX,ANDNX,ANDRX
AQR Funds	AQR International Momentum Style Fund	AIMOX,AIONX,QIORX
AQR Funds	AQR International Multi-Style Fund	QICLX,QICNX,QICRX
AQR Funds	AQR Large Cap Defensive Style Fund	AUEIX,AUENX,QUERX
AQR Funds	AQR Large Cap Momentum Style Fund	AMOMX,AMONX,QMORX
AQR Funds	AQR Large Cap Multi-Style Fund	QCELX,QCENX,QCERX
AQR Funds	AQR Long/Short Equity Fund	QLEIX,QLENX,QLERX
AQR Funds	AQR Managed Futures Strategy Fund	AQMIX,AQMNX,AQMRX
AQR Funds	AQR Managed Futures Strategy HV Fund	QMHIX,QMHNX,QMHRX
AQR Funds	AQR Multi-Asset Fund	AQRIX,AQRNX,AQRRX
AQR Funds	AQR Risk Balanced Commodity Strategies Fund	QRCRX,ARCIX,ARCNX
AQR Funds	AQR Small Cap Momentum Style Fund	ASMOX,ASMNX,QSMRX
AQR Funds	AQR Small Cap Multi-Style Fund	QSMLX,QSMNX,QSERX
AQR Funds	AQR Style Premia Alternative Fund	QSPIX,QSPNX,QSPRX
AQR Funds	AQR Sustainable Long-Short Equity Carbon Aware	QNZIX, QNZNX, QNZRX
Fund
AQR Funds	AQR Global Equity Collective Investment
AQR Funds	AQR Emerging Equities Collective Investment
AQR Funds	AQR Collective Investment Trust - AQR US
Enhanced Equity Collective Investment

Boston Common Asset	Boston Common ESG Impact Emerging Markets Fund	BCEMX
Management
Boston Common Asset	Boston Common ESG Impact International Fund	BCAIX
Management
Boston Common Asset	Boston Common ESG Impact U.S. Equity Fund	BCAMX
Management
Harding Loevner Funds	Harding Loevner - International Small Companies	HLMRX,HLMSX
Inc.	Portfolio
Harding Loevner Funds	Harding Loevner - Frontier Emerging Markets	HLFMX,HLMOX,HLFFX
Inc.	Portfolio
Harding Loevner Funds	Harding Loevner - Emerging Markets Portfolio	HLEMX
Inc.
Harding Loevner Funds	Harding Loevner - Emerging Markets Research	HLREX
Inc.	Portfolio
Harding Loevner Funds	Harding Loevner - Chinese Equity Portfolio	HLMCX
Inc.
Harding Loevner Funds	Harding Loevner - Global Equity Portfolio	HLMGX,HLMVX,HLGZX
Inc.
Harding Loevner Funds	Harding Loevner - Global Equity Research Portfolio	HLRGX
Inc.
Harding Loevner Funds	Harding Loevner - International Equity Portfolio	HLMIX,HLIZX,HLMNX
Inc.
Harding Loevner Funds	Harding Loevner - International Equity Research	HLIRX
Inc.	Portfolio
Harding Loevner Funds	Harding Loevner - International Development	HLIDX
Inc.	Markets Equity Portfolio
Harding Loevner Funds	Harding Loevner - Emerging Markets ex China	HLXCX
Inc.	Portfolio
Harding Loevner Funds	Harding Loevner - International Carbon Transition	HLCTX
Inc.	Equity Portfolio
Jackson Square Partners	Jackson Square SMID Cap Growth Fund	DCGTX, JSMTX, JSMVX
Jackson Square Partners	Jackson Square Large Cap Growth Fund	DPLGX, JSPIX, JSPJX
Pantheon Ventures Inc.	Pantheon Select Private Equity CIT
Parnassus Funds	Parnassus Core Equity Fund	PRBLX, PRILX
Parnassus Funds	Parnassus Mid Cap Fund	PARMX, PFPMX
Parnassus Funds	Parnassus Value Equity Fund	PARWX, PFPWX
Parnassus Funds	Parnassus Mid Cap Growth Fund	PARNX, PFPRX
Parnassus Funds	Parnassus Fixed Income Fund	PRFIX, PFPLX
Parnassus Funds	Parnassus Growth Equity Fund	PFGEX, PFPGX
Parnassus Funds	Parnassus Sustainable Core Equity CIT
Third Avenue Funds	Third Avenue Real Estate Value Fund	TAREX,TVRVX,TARZX
Third Avenue Funds	Third Avenue Small-Cap Value Fund	TASCX,TVSVX,TASZX
Third Avenue Funds	Third Avenue Value Fund	TAVFX,TVFVX,TAVZX
Third Avenue Funds	Third Avenue Variable Series Trust
Third Avenue Funds	Third Avenue International Real Estate Value Fund	REIFX, REIZX, REIYX
Tweedy, Browne Fund	Tweedy, Browne International Value Fund	TBGVX
Inc.
Tweedy, Browne Fund	Tweedy, Browne International Value Fund II	TBCUX
Inc.
Tweedy, Browne Fund	Tweedy, Browne Value Fund	TWEBX
Inc.
Tweedy, Browne Fund	Tweedy, Browne Worldwide High Dividend Yield	TBHDX
Inc.	Value Fund

Subadvised Funds

AQR	AQR Capital	AST AQR Emerging Markets Equity
	Management, LLC	Portfolio
	AQR Capital	Clearwater Mid Cap Core Equity Fund
Management, LLC
	AQR Capital	GuideStone Capital Management Select	GEMYX,GEMZX
	Management, LLC	Funds Emerging Markets Portfolio
	AQR Capital	GuideStone International Equity	GIEYX,GIEZX
Management, LLC
	AQR Capital	Nationwide Variable Insurance Trust -
	Management, LLC	NVIT Nationwide Fund
	AQR Capital	Prudential Retirement Insurance and
	Management, LLC	Annuity Company International
Blend/Munder Fund
	AQR Capital	SEI Institutional Managed Trust - Multi-	SAAAX,SMOYX
	Management, LLC	Asset Accumulation Fund
	AQR Capital	TIFF Investment Program - TIFF Multi-
	Management, LLC	Asset Fund - US
Beutel	Beutel Goodman &	Brown Advisory Beutel Goodman Lg-Cp	BVALX
	Company Ltd	Val Fed
Frontier	Frontier Capital	M Financial Group (Formerly M Funds,
	Management	Inc.)
Company, LLC
	Frontier Capital	Brighthouse Mid Cap Growth Fund
Management
Company, LLC
	Frontier Capital	Vanguard Mid Cap Growth Fund -
	Management	Frontier
Company, LLC
	Frontier Capital	Vanguard Explorer Value Fund
Management
Company, LLC
	Frontier Capital	MassMutual Select Mid Cap Growth	MEFAX,MMELX,MEFZX,MEFNX,MEFFX,MGRFX,MEFYX
	Management	Equity Fund II
Company, LLC
GWK	GW&K Investment	John Hancock Small Cap Opportunities	JISOX,JASOX,JBSOX,JHSOX,JRSOX,JSSOX,JTSOX,JUSOX,JWSOX
	Management, LLC	Fund II
	GW&K Investment	John Hancock VIT Small Cap
	Management, LLC	Opportunities Fund
	GW&K Investment	Goldman Sachs Multi-Manager Fund -
	Management, LLC	Small Cap Core
	GW&K Investment	Mercer US Small/Mid Cap Equity Fund	MSCGX
Management, LLC
HL	Harding Loevner LP	Homestead Funds, Inc. International	HISIX
Equity
	Harding Loevner LP	Commonfund Screened Global Equity,
LLC
	Harding Loevner LP	Morningstar Funds Trust	MSTFX
Pantheon	Pantheon Ventures	AMG Pantheon Fund, LLC
Inc.
	Pantheon Ventures	AMG Pantheon Master Fund, LLC
Inc.

	Pantheon Ventures	AMG Pantheon Subsidiary Fund, LLC
Inc.
	Pantheon Ventures	AMG Pantheon Lead Fund, LLC
Inc.
River Road	River Road Asset	Adara Smaller Companies Fund
Management, LLC
	River Road Asset	Mercer US Small/Mid Cap Equity Fund	MSCGX
Management, LLC
	River Road Asset	Brinker Destinations Large Cap Value
	Management, LLC	Select
	River Road Asset	JNL Multi-Manager Small Cap Value
	Management, LLC	Fund
	River Road Asset	Strategic Advisers Small-Mid Cap Fund
Management, LLC
SFM	Systematic Financial	Transamerica Small/Mid Cap Value Fund	IIVAX,IIVLX,TSVIX,TSMVX,TASMX
Management, L.P.
	Systematic Financial	Transamerica Small/Mid Cap Value VA
Management, L.P.
TSCM	TimesSquare Capital	GuideStone Small Cap Equity Fund	GSCYX,GSCZX
Management, LLC
	TimesSquare Capital	Small Cap Growth/TimesSquare Fund
	Management, LLC	(Prudential)
	TimesSquare Capital	Mid Cap Growth/TimesSquare Fund
	Management, LLC	(Prudential)
	TimesSquare Capital	Vanguard International Explorer Fund
Management, LLC
	TimesSquare Capital	MissionSquare Aggressive Opportunities
	Management, LLC	Fund
Veritas	Veritas Asset	Mercer Low Volatility Equity Fund (US)	MGLVX
Management LLP
	Veritas Asset	Towers Watson Investment Services Inc
Management LLP
Yacktman	Yacktman Asset	Vantagepoint Equity Income
Management LP

Exhibit F – Definitions

Note: Specific capitalized terms used within a definition below may be defined elsewhere within this Definitions section.

a. “Access Person” shall mean any officer, principal, employee or Additional Advisory Person of the Firm..

b. “Additional Advisory Person” shall mean any officer or employee of any company in a Control relationship with the Firm who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding a purchase or sale of a Security by an Investment Advisory Client of the Firm or whose functions relate to making any recommendations with respect to such purchases or sales, and any natural person in a Control relationship to the Firm who obtains information concerning recommendations made to any Investment Advisory Client with respect to the purchase or sale of a Security. This term includes all employees other than Access Persons in Systematic’s home office and those employees who have access to Security information in our regional office(s). The term “Access Person” herein includes the definition of both “Access Person” and “Additional Advisory Person.”

c. “Affiliated Mutual Fund” shall mean any fund managed or sub-advised by Systematic and/or any Affiliated Managers Group, Inc. (“AMG”) affiliate. (See also definition of “Reportable Fund.”)

d. “Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Application of this definition is explained in more detail in the Appendix to the Code of Ethics hereto, but generally includes ownership by any Access Person or his or her Immediate Family who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary or voting interest in a Security. (See Exhibit B.)

e. “Code” shall mean this Code of Ethics.

f. A Security is being “considered for purchase or sale” when the Firm has undertaken a project to report on a specific Security, to prepare a draft or final report on such Security or if a member of the investment team has made, or is considering making, a recommendation to buy, sell, cover or establish a short position with respect to a Security.

g. “Control” shall have the same meaning as set forth in Section 2(a)(9) of the Investment Company Act of 1940. Generally, “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

h. “Designated Officer” shall mean the Chief Compliance Officer of the Firm, who shall be responsible for managing the Firm’s program of compliance with the Code of Ethics. However, if the Designated Officer is required to obtain approval for any action or submit a report, she shall seek such approval from, or submit such report to, the Management Committee.

i. “Federal Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Securities and Exchange Commission under any of these statutes, and the Bank Secrecy Act, as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

j. The “Firm” shall mean Systematic Financial Management, L.P., a Delaware limited partnership, which this Code may also abbreviate as “Systematic.”

k. “Immediate Family” shall mean any person, related by blood, marriage, domestic partnership (registered or unregistered) or civil union, and living in the same household, including, without limitation: any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother, father, son, daughter, brother or sister-in-law, any adoptive relationships, and live-in significant other. The Chief Compliance Officer, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Ownership interest held by members of the Access Person’s Immediate Family does not exist or is too remote for the purposes of this Code.

l. “Investment Advisory Client” shall mean any Investment Company Client and any other client or account which the Firm advises or sub-advises as to the value of Securities or as to the advisability of investing in, purchasing or selling Securities.

m. “Investment Company” shall have the same meaning as set forth under the Investment Company Act of 1940, as amended.

n. “Investment Company Client” shall mean any registered Investment Company managed, advised and/or sub-advised by the Firm.

o. “Commission Review Committee” shall consist of Systematic’s Head Trader, all Portfolio Managers, research analysts and traders, and certain members of Systematic’s Compliance Department, including the Chief Compliance Officer.

p. “Management Committee” shall consist of Kenneth Burgess and Karen Kohler

q. MyComplianceOffice (“MCO”) is the on-line compliance management application used to manage Employee disclosures, Employee personal trading, and certain reporting requirements. MCO can be accessed through Systematic’s network by clicking on the MyComplianceOffice.com icon.

r. “Personal Investment Committee” shall consist of Chief Compliance Officer, Portfolio Managers, Assistant Portfolio Managers, and the Head Trader or their designee.

s. “Portfolio Manager and Assistant Portfolio Manager” shall mean any Access Person with direct responsibility and authority to make investment decisions affecting any Investment Advisory Client.

t. A “purchase” or “sale” of a Security includes, among other things, the purchase or writing of an option to purchase or sell a Security.

u. “Reportable Fund” shall mean any fund for which Systematic serves as an investment adviser as defined in Section 20(a)(20) of the Investment Company Act of 1940 or any fund whose investment adviser or principal underwriter controls Systematic, is controlled by Systematic, or is under common control with Systematic. For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940. (See also definition of “Affiliated Mutual Fund” above.)

v. “Reportable Security” shall mean a Security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, except it does not include:

i.	Direct obligations of the Government of the United States,
ii.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements,
iii.	Shares issued by money market fund,
iv.	Shares issued by open-end funds other than Reportable Funds, and
v.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

w. “Security” shall have the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act of 1940 (generally, all securities, including, without limitation, options, warrants, unit investment trusts, electronically traded funds, rights to purchase securities, and shares of registered open-end investment companies.

x. “Temporary Employee” shall mean any person employed by Systematic as a consultant, part time, or on a temporary basis. A Temporary Employee may or may not be deemed an Additional Advisory Person in the judgement and at the discretion of the Firm’s Chief Compliance Officer. Any person described as a “temporary employee” will be required to sign a Confidentiality and Non-Disclosure Agreement.

“Unlisted Security” is a stock or bond not registered with the Securities and Exchange Commission, which, therefore, cannot be sold in the public market on United States stock exchanges, such as the New York Stock Exchange or American Stock Exchange, or traded on the National Association of Securities Dealers Automated Quotation System.